                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [_] Confidential, for Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Soliciting Material Pursuant to              by Rule 14a-6(e)(2))
     Rule 14a-11(c) or Rule 14a-12


                               Mainspring, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         common stock, par value $.01 per share, of Mainspring, Inc.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         19,542,107 shares of Mainspring common stock (representing the number of shares of Mainspring common stock outstanding as of
         April 17, 2001)
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee of $15,634 was calculated pursuant to Exchange Act Rule 0-11(c)(1) by multiplying 1/50th of 1% by the aggregate amount of cash to be transferred to security holders in the transaction.

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         $78,168,428
     -------------------------------------------------------------------------


     (5) Total fee paid:

         $15,634
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                               MAINSPRING, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [JUNE 7], 2001



To the Stockholders of Mainspring, Inc.:

     We will hold a special meeting of the stockholders of Mainspring, Inc. on [June 7], 2001, at 10:00 A.M., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 21/st/ Floor, High Street Tower, Boston, MA 02110, for the following purpose:

     To consider and vote upon a proposal to adopt the merger agreement among IBM, Waterfall Acquisition Corp., a wholly-owned subsidiary of IBM, and Mainspring. Under the merger agreement, each outstanding share of Mainspring common stock will be converted into the right to receive $4.00 in cash. After the merger, Mainspring will be a wholly-owned subsidiary of IBM.

     We will transact no other business at the special meeting, except such business as may properly be brought before the special meeting or any adjournment of it by the Mainspring board of directors.

     Only holders of record of shares of Mainspring common stock at the close of business on May 4, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

     We cannot complete the merger unless the holders of a majority of the outstanding shares of Mainspring common stock vote to adopt the merger agreement. If you do not vote to adopt the merger agreement and you follow the procedural requirements of the Delaware General Corporation Law, you may receive the fair cash value of your shares as appraised by the Delaware Court of Chancery. See "Appraisal Rights" on page *.

     A proxy card and a proxy statement containing more detailed information about the special meeting of the stockholders and the merger, including a copy of the merger agreement, accompany this notice.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against adoption of the merger agreement.

     Please do not send any stock certificates at this time.


                                 By Order of the Board of Directors,



                                 John M. Connolly
                                 Chairman of the Board, President and
                                 Chief Executive Officer

Cambridge, Massachusetts
May ____, 2001

                               MAINSPRING, INC.
                                ONE MAIN STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                                                                   May ___, 2001

Dear Stockholder:

     You are cordially invited to attend our special meeting of stockholders on [June 7], 2001, at 10:00 A.M., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 21/st/ Floor, High Street Tower, Boston, MA 02110.

     At the special meeting, we will ask you to vote on the adoption of the merger agreement among Mainspring, Inc., Waterfall Acquisition Corp., a wholly-owned subsidiary of International Business Machines Corporation ("IBM"), and IBM. In the merger, you will receive $4.00 in cash for each share of Mainspring common stock that you own. After the merger, Mainspring will be a wholly-owned subsidiary of IBM.

     We cannot complete the merger unless the holders of a majority of the outstanding shares of Mainspring common stock vote to adopt the merger agreement. Only stockholders who hold shares of Mainspring common stock at the close of business on May 4, 2001 will be entitled to vote at the special meeting.

     This proxy statement gives you detailed information about the special meeting of the stockholders and the merger, and includes a copy of the merger agreement.

     After careful consideration, the Mainspring board of directors has unanimously approved the merger agreement and the merger, has unanimously determined that the merger agreement and the merger are fair to, and in best interests of, Mainspring and you and unanimously recommends that you vote FOR the adoption of the merger agreement.

     Thank you for your cooperation.

                                            Sincerely,


                                            John M. Connolly
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                            Your vote is important.
              Please complete, sign, date and return your proxy.

                   The proxy statement is dated May __, 2001, and is first being mailed to stockholders on or about May __, 2001.

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Questions and Answers About the Merger
Summary.......................................................................................
 General......................................................................................
 The Special Meeting..........................................................................
 The Merger...................................................................................
 The Companies................................................................................
Market Prices and Dividends...................................................................
The Special Meeting...........................................................................
 Date, Time and Place.........................................................................
 Purpose of Special Meeting...................................................................
 Record Date; Stock Entitled to Vote; Quorum..................................................
 Votes Required...............................................................................
 Voting by Mainspring Directors, Executive Officers and Certain Stockholders..................
 Voting of Proxies............................................................................
 Revocability of Proxies......................................................................
 Solicitation of Proxies......................................................................
The Companies.................................................................................
 Mainspring...................................................................................
 IBM..........................................................................................
 IBM Merger Subsidiary........................................................................
The Merger....................................................................................
 Background to the Merger.....................................................................
 Reasons for the Merger and Board of Directors Recommendation.................................
 Opinion of Morgan Stanley & Co. Incorporated.................................................
 Interests of Mainspring Directors and Management in the Merger...............................
 Appraisal Rights.............................................................................
 Accounting Treatment.........................................................................
 Form of the Merger...........................................................................
 Merger Consideration.........................................................................
 Conversion of Shares; Procedures for Exchange of Certificates................................
 Effective Time of the Merger.................................................................
 Delisting and Deregistration of Mainspring Common Stock......................................
 Material United States Federal Income Tax Consequences of the Merger.........................
 Regulatory Matters...........................................................................
 Continuation of Mainspring Employee Benefits.................................................
 Effect on Awards Outstanding Under Mainspring Stock Plans....................................
The Merger Agreement and The Stockholders Agreement...........................................
 The Merger Agreement.........................................................................
 The Stockholders Agreement...................................................................
Securities Ownership of Certain Beneficial Owners and Management..............................
Stockholder Proposals.........................................................................
Other Matters.................................................................................
Where You Can Find More Information...........................................................
Annexes
    Annex 1  Agreement and Plan of Merger
    Annex 2  Stockholders Agreement
    Annex 3  Opinion of Morgan Stanley & Co. Incorporated
    Annex 4  Delaware General Corporation Law -- Appraisal Rights

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will Mainspring stockholders receive for their Mainspring shares in the merger?

A: If we complete the merger, Mainspring stockholders will receive the merger consideration of $4.00 in cash, without interest, in exchange for each of their shares of Mainspring common stock.

Q:  What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the adoption of the merger agreement. If you abstain from voting or do not vote, it will have the effect of a vote against the adoption of the merger agreement.

    The special meeting will take place on [June 7], 2001. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy.

Q:  Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Mainspring at the address set forth below. Third, you can attend the special meeting and vote in person.

Q: If my Mainspring shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your Mainspring shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement.

Q:  Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:  When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the second calendar quarter of 2001.

Q:  Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact:

       Louis DiPietro
       Mainspring, Inc.
       One Main Street
       Cambridge, MA 02142
       Telephone: (617) 588-2300

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the other documents to which we refer you, including in particular the copies of the merger agreement, the stockholders agreement and the opinion of Morgan Stanley & Co. Incorporated that are attached to this proxy statement as Annexes 1, 2 and 3, respectively. See "Where You Can Find More Information" on page *. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    General

What Mainspring Stockholders Will Receive in the Merger (page *)

     In the merger, holders of Mainspring common stock will receive $4.00 in cash, without interest, for each share of Mainspring common stock that they own. After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Mainspring stockholder. Mainspring stockholders will receive the merger consideration after exchanging their Mainspring stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to Mainspring stockholders shortly after completion of the merger.

Appraisal Rights (page *)

     Mainspring stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Mainspring common stock determined in accordance with Delaware law. The fair value of shares of Mainspring common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting Mainspring stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in
                                                                ---
favor of the adoption of the merger agreement and must follow specific procedures. Dissenting Mainspring stockholders must precisely follow these specific procedures to exercise appraisal rights, or the right may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex 4. We encourage stockholders to read these provisions carefully and in their entirety.

Material United States Federal Income Tax Consequences of the Merger (page *)

     The receipt of cash by Mainspring stockholders in the merger will be a taxable transaction for federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Board of Directors Recommendation to Stockholders (page *)

     The Mainspring board of directors believes that the terms of the merger agreement and the merger are fair to and in the best interests of Mainspring and its stockholders and unanimously recommends that the stockholders vote FOR the adoption of the merger agreement.

     To review the background and reasons for the merger in greater detail, see page *.

Fairness Opinion of Financial Advisor (page *)

     In deciding to approve the merger, the Mainspring board of directors considered the opinion, dated as of April 18, 2001, of its financial advisor, Morgan Stanley & Co. Incorporated, that the consideration to be received by the holders of shares of Mainspring common stock pursuant to the merger agreement was fair from a financial point of view to such holders. This opinion is attached as Annex 3 to this proxy statement. We encourage stockholders to read this opinion carefully and in its entirety.

Interests of Mainspring Directors and Management in the Merger (page *)

     In considering the recommendation of the Mainspring board of directors in favor of adoption of the merger agreement, Mainspring stockholders should note that a number of directors and officers of Mainspring have interests in the merger as directors or officers that are different from, or in addition to, those of a stockholder. If we complete this merger, certain indemnification arrangements for current directors and officers of Mainspring will be continued. Certain of Mainspring's executive officers may also be entitled to retention bonus payments in connection with the merger.

                         The Special Meeting (page *)

     The special meeting of Mainspring stockholders will be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 21/st/ Floor, High Street Tower, Boston, MA 02110, at 10:00 A.M., local time, on [June 7], 2001. At the special meeting, stockholders will be asked to adopt the merger agreement and the merger.

Record Date; Voting Power

     Mainspring stockholders are entitled to vote at the special meeting if they owned shares as of the close of business on May 4, 2001, the record date.

     On the record date, there were [19,542,107] shares of Mainspring common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Mainspring common stock that they owned on the record date.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Mainspring common stock outstanding on the record date is required to adopt the merger agreement.

Voting by Mainspring Directors, Executive Officers and Certain Stockholders; Stockholders Agreement (page *)

     Under the terms of a stockholders agreement, certain directors, executive officers and stockholders have agreed to vote their shares of Mainspring common stock, and the shares over which they have voting control, for adoption of the merger agreement. On the record date, these directors, executive officers and stockholders owned and were entitled to vote [10,154,945] shares of Mainspring common stock, or approximately [52%] of the shares of Mainspring common stock outstanding on the record date. As a result, the vote of these directors, executive officers and stockholders will be sufficient to adopt the merger agreement.

                              The Merger (page *)

     The merger agreement is attached as Annex 1 to this proxy statement. We encourage you to read the merger agreement. It is the principal document governing the merger.

Conditions to the Merger (page *)

     IBM and Mainspring are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions, including the following:

 .    the holders of a majority of the outstanding shares of Mainspring common stock must have voted in favor of adopting the merger agreement;

 .    the waiting period required under the Hart-Scott-Rodino Antitrust
     Improvements Act of 1976 must have expired or been terminated;

 .    no restraining order, injunction or other court order or legal restraint or prohibition may be in effect that prevents the completion of the merger;
     and

 .    IBM and Mainspring must not have breached any of the representations, warranties and covenants contained in the merger agreement in any material respect.

     In addition, IBM will be obligated to complete the merger only if there is no pending suit, action or proceeding seeking to:

         .  challenge, restrain or prohibit the completion of the merger;
         . prohibit or limit in any material respect the ownership or operation by Mainspring or IBM (or their respective affiliates) of a material portion of the respective businesses or assets of Mainspring or IBM or to require them to dispose of or hold separate any material portion of the respective businesses or assets of Mainspring or IBM as a result of the merger;
         . impose material limitations on the ability of IBM (or its affiliates) to acquire or hold, or exercise full rights or ownership of, any shares of Mainspring's common stock (including the right to vote those shares); or
         . prohibit IBM (or any of its affiliates) from effectively controlling in any material respect a substantial portion of the business or operations of Mainspring.

IBM's obligation to complete the merger is subject to the further condition that there not be any restraining order, injunction or other court order or legal restraint or prohibition in effect that would result in any of the effects described in the preceding bullet points.

Termination of the Merger Agreement
(page *)

     The parties can terminate the merger agreement under the following circumstances:

     (a) IBM and Mainspring can jointly agree to terminate the merger agreement at any time without completing the merger.

     (b)  IBM or Mainspring can terminate the merger agreement if:

 .    IBM and Mainspring do not complete the merger by September 1, 2001;

 .    there exists a final, nonappealable restraining order, injunction or other court order or legal restraint or prohibition that prevents the completion of the merger;

 .    the holders of a majority of the outstanding shares of Mainspring common stock do not adopt the merger agreement at the special meeting of the stockholders; or

 .    the other party breached in any material respect any of its representations, warranties or obligations under the merger agreement and has not cured the breach within 30 days after written notice.

     (c) IBM can terminate the merger agreement if there exists a final, nonappealable restraining order, injunction or other court order or legal restraint or prohibition having any of the effects described in the second paragraph under "--Conditions to the Merger" above.

Regulatory Matters (page *)

     United States antitrust laws prohibit IBM and Mainspring from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. IBM and Mainspring each filed the requested notification and report forms with the Antitrust Division and the Federal Trade Commission on [May 4, 2001]. IBM and Mainspring expect the waiting period to end on [June 3, 2001], unless the Antitrust Division or the Federal Trade Commission extends the waiting period with a request for additional information.

Accounting Treatment (page *)

     The merger will be accounted for as a purchase.

Expenses (page *)

     Each of IBM and Mainspring will bear all expenses it incurs in connection with the merger.

                            The Companies (page *)

Mainspring

     Mainspring is a strategy consulting firm that focuses on developing digital business strategies. Mainspring works primarily with Global 2000 companies to help them develop and commercialize online and offline businesses. Mainspring's approach integrates expertise in strategic consulting, new technologies and targeted, discrete industries to help clients redefine fundamental elements of their business models including product and service offerings, distribution channels, organizational structures and branding strategies. Mainspring was incorporated in Delaware in 1996. Mainspring's executive offices are located at One Main Street, Cambridge, Massachusetts 02142, and its telephone number is
(617) 588-2300.

IBM

     IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at One New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900.

IBM Merger Subsidiary

     Waterfall Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IBM. Waterfall was organized solely for the purpose of entering into the merger agreement with Mainspring and completing the merger and has not conducted any business operations.

                          MARKET PRICES AND DIVIDENDS

     Mainspring's common stock is listed on The Nasdaq National Market under the symbol MSPR. The following table shows, for the calendar quarters indicated, the high and low sale prices of Mainspring common stock, as reported on The Nasdaq National Market, based on published financial sources. We have not paid any cash dividends on our common stock for the periods shown.

                                                                        HIGH                 LOW
                                                                       ------              -------
          Calendar Year 2000
             Third Quarter (from July 27, 2000)...............         $16.63               $6.06
             Fourth Quarter...................................           7.94                2.06
          Calendar Year 2001
             First Quarter....................................           3.50                1.59
             Second Quarter (through May __, 2001)............         [____]              [____]

     Prior to July 27, 2000, there was no public market for Mainspring's common stock.

     The following table shows the high and low sale prices of Mainspring's common stock, as reported on The Nasdaq National Market, based on published financial sources, for the dates indicated.

                                                                        HIGH                 LOW
                                                                       ------              -------
             April 18, 2001, the last trading day before the
             announcement of the merger.......................          $3.50                $2.93
             May __, 2001, the last trading day before
             the date of this proxy statement.................         [____]               [____]

                              THE SPECIAL MEETING

     We are furnishing this proxy statement to stockholders of Mainspring as part of the solicitation of proxies by the Mainspring board of directors for use at the special meeting.

Date, Time and Place

     We will hold the special meeting at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 21/st/ Floor, High Street Tower, Boston, MA 02110, at 10:00 A.M., local time, on [June 7], 2001.

Purpose of Special Meeting

     At the special meeting, we are asking holders of Mainspring common stock to adopt the merger agreement. The Mainspring board of directors has unanimously approved the merger agreement and the merger, has unanimously determined that the merger agreement and the merger are fair to and in the best interests of Mainspring and its stockholders, and unanimously recommends that Mainspring stockholders vote FOR the adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

     Only holders of record of Mainspring common stock at the close of business on May 4, 2001, the record date, are entitled to notice of and to vote at the special meeting. On the record date, [19,542,107] shares of Mainspring common stock were issued and outstanding and held by approximately [*] holders of record. A quorum is present at the special meeting if a majority of the shares of Mainspring common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Mainspring common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Votes Required

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Mainspring common stock outstanding on the record date. If a Mainspring stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement.

Voting by Mainspring Directors, Executive Officers and Certain Stockholders

     At the close of business on the record date, directors and executive officers of Mainspring and their affiliates owned and were entitled to vote [7,252,562] shares of Mainspring common stock, which represented approximately [37%] of the shares of Mainspring common stock outstanding on that date. Each Mainspring director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Mainspring common stock owned by him or her for the adoption of the merger agreement. Under the terms of a stockholders agreement, the directors, executive officers and certain stockholders of Mainspring have agreed to vote their shares of Mainspring common stock, and the shares over which they have voting control, for the adoption of the merger agreement. On the record date, these directors, executive officers and stockholders of Mainspring owned and were entitled to vote [10,154,945] shares of Mainspring common stock, or approximately [52%] of the shares of Mainspring common stock outstanding on the record date. As a result, the vote of these directors, executive officers and stockholders of Mainspring will be sufficient to adopt the merger agreement.

Voting of Proxies

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement.

     Shares of Mainspring common stock represented at the special meeting but not voting, including shares of Mainspring common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a Mainspring stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement. Brokers who hold shares of Mainspring common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes, and count as votes against the adoption of the merger agreement.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     Mainspring does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the Mainspring board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) filing with the Secretary of Mainspring a duly executed revocation of proxy, (b) submitting a duly executed proxy to the Secretary of Mainspring bearing a later date or (c) appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

Solicitation of Proxies

     All costs of solicitation of proxies will be borne by Mainspring. In addition to solicitations by mail, certain of Mainspring's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone, telegraph or mail following the original solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Mainspring will reimburse them for their reasonable out-of-pocket costs. Mainspring may retain a proxy solicitation firm to assist in the solicitation of proxies and will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

     Stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Mainspring common stock certificates will be mailed to Mainspring stockholders as soon as practicable after completion of the merger.

                                 THE COMPANIES

Mainspring

     Mainspring is a strategy consulting firm that focuses on developing digital business strategies. Mainspring works primarily with Global 2000 companies to help them develop and commercialize online and offline businesses. Mainspring's approach integrates expertise in strategic consulting, new technologies and targeted, discrete industries to help clients redefine fundamental elements of their business models including product and service offerings, distribution channels, organizational structures and branding strategies.

     Mainspring was incorporated in Delaware in 1996. Mainspring's executive offices are located at One Main Street, Cambridge, Massachusetts 02142, and its telephone number is (617) 588-2300. Additional information regarding Mainspring is contained in Mainspring's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page *.

IBM

     IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at One New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900. Additional information regarding IBM is contained in IBM's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page *.

IBM Merger Subsidiary

     Waterfall Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IBM. Waterfall was organized solely for the purpose of entering into the merger agreement with Mainspring and completing the merger and has not conducted any business operations.

                                  THE MERGER

     The following discussion summarizes the material terms of the merger, the merger agreement and the stockholders agreement. Stockholders should read carefully the merger agreement and the stockholders agreement, which are attached as Annexes 1 and 2 to this proxy statement.

Background to the Merger

     Mainspring has regularly reviewed the professional services and information technology markets and potential strategies, ranging from organic growth, to partnering, to being acquired, that would enable it to enhance its performance and maximize shareholder value. At a regularly scheduled meeting on November 11, 2000, the Mainspring board discussed a number of economic and industry conditions. The Mainspring board authorized management to conduct discussions of potential strategic transactions with third parties. In that regard, Mainspring and Morgan Stanley & Co. Incorporated had discussions with numerous third parties regarding potential transactions over the preceding months.

     In their efforts to enhance and grow their respective businesses, IBM and Mainspring have held commercial discussions from time to time in recent years concerning possible business relationships with each other. Mainspring began performing consulting services for IBM in 1999 and on October 26, 2000 IBM entered into a Customer Solutions Agreement with Mainspring. Through March 31, 2001, IBM has paid approximately $1,205,000 to Mainspring for consulting services. On November 2, 2000, Rosanne Mehales, Vice President, Industry Programs, contacted John Connolly, President and Chief Executive Officer of Mainspring, to set up a meeting between representatives of IBM and Mainspring. The purpose of this meeting was to discuss the possibility of furthering the strategic working relationships between IBM and Mainspring. On November 16, 2000, representatives of Mainspring and IBM, including Mr. Connolly and Ms. Mehales, met in Somers, New York to discuss a potential partnership between Mainspring and IBM.

     In late October 2000, Mainspring was contacted by an officer of a company that develops eBusiness applications ("Party A") requesting a meeting to discuss a potential partnership or acquisition of Mainspring. Mr. Connolly had prior contacts with the officer of Party A in various business settings. Officers of Mainspring met with officers of Party A on November 17 and 27, 2000. Mainspring and Party A entered into a nondisclosure agreement on November 27, 2000 containing customary terms regarding the treatment of confidential information furnished by the parties. At these meetings, representatives of each party provided information about their businesses and discussed a potential acquisition of Mainspring by Party A. On December 6, 2000, Mr. Connolly and Mark Verdi, Chief Financial Officer and Senior Vice President, Finance and Operations of Mainspring, met in Boston with officers of Party A to discuss potential synergies, integration and valuation ranges.

     On December 11, 2000, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa, Hurwitz & Thibeault, LLP, Mainspring's outside counsel. Mr. Connolly and Mr. Verdi updated the directors on discussions with third parties regarding potential partnerships and acquisitions, including the valuation ranges discussed with Party A. Mr. Connolly, Mr. Verdi and a representative of Morgan Stanley discussed the market conditions and valuation factors affecting Mainspring and potential acquirors or partners. A representative of Testa reviewed with the directors their fiduciary duties in connection with the potential transactions. The Mainspring board retained Morgan Stanley to advise Mainspring on its potential sale and instructed Mr. Connolly to approach Party A and suggest a higher valuation range than that previously discussed. After the meeting, Mr. Connolly called an officer of Party A and was told that Party A would not be in a position to move forward with a transaction until the middle of the first quarter of 2001 due to issues internal to Party A. On December 13, 2000, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa. Mr. Connolly updated the board on the status of the discussions with Party A and the board determined that no further discussions should take place at that time with Party A.

     On November 16, 2000, Mr. Connolly and Mr. Verdi attended a dinner meeting with a director of an information technology services company ("Party B") to discuss a potential partnership or the acquisition of Mainspring. A second meeting was held at the offices of Party B on November 29, 2000, where Mr. Connolly, Mr. Verdi and three other directors of Party B continued these discussions. Mainspring and Party B entered into a nondisclosure agreement on December 13, 2000, containing customary terms regarding the treatment of confidential information furnished by the parties. On December 13, 2000, Party B conducted an initial due diligence review of Mainspring in Boston, and on December 15, 2000, Mr. Connolly and an officer of Party B discussed possible valuation ranges and the difference in the ranges proposed by the parties. These discussions did not result in any agreement on potential valuation ranges.

     On January 18, 2001, IBM and Mainspring entered into a nondisclosure agreement containing customary terms and conditions regarding the treatment of confidential information furnished by the parties. On January 19, 2001, representatives of Mainspring and IBM met in Detroit, Michigan. Messrs. Connolly and Verdi, as well as other officers of Mainspring, made presentations regarding the capabilities and expertise of Mainspring. Frank Roney, General Manager, Business Innovation Services, Worldwide IBM Global Services, Tom Hawk, General Manager, Business Innovation Services, Americas and Ms. Mehales then discussed IBM Global Services and Business Innovation Services. At the end of the meeting, it was agreed that Mr. Hawk and Mr. Roney would further consider IBM's interest in Mainspring, all for the purpose of indicating to Mainspring a price at which IBM might be interested in purchasing Mainspring, subject, among other things, to due diligence.

     On January 25, 2001, at a regularly scheduled meeting of the Mainspring board, Mr. Connolly updated the board regarding the status of discussions with third parties concerning a potential business combination or other transaction.

     In late January and early February of 2001, members of Mainspring management met with representatives of IBM to continue discussions regarding a potential acquisition and to provide IBM additional information regarding the intellectual capital and consulting capabilities of Mainspring. On February 14, 2001, Mr. Connolly spoke with Mr. Roney and Mr. Roney indicated IBM was continuing to analyze a potential acquisition. On February 23, 2001, Mr. Roney informed Mr. Connolly that IBM was still considering a transaction.

     In February and March of 2001, Mainspring held discussions with several parties regarding strategic opportunities and also received expressions of interest from several parties who wished to discuss strategic opportunities. On February 19, 2001, Mr. Verdi met with officers of Party B to discuss potential valuation ranges. These discussions were not productive and there were no further discussions with Party B with respect to an acquisition of Mainspring.

     On February 21, 2001, Mr. Connolly met with officers of Party A. Party A could not meet Mainspring's valuation range previously discussed in December 2000 in light of current market conditions and the decline in valuations within the professional services industry. No further discussions were held between Mainspring and Party A. In mid-February 2001, Mr. Connolly was also contacted by investment bankers representing an information technology consulting company, which is a subsidiary of a foreign company ("Party C"), to express Party C's interest in a potential transaction with Mainspring. Mr. Connolly informed Party C that Mainspring was considering strategic alternatives and that Party C would have to move quickly in its decision-making process. Mr. Connolly had several phone conversations with officers of Party C and representatives of its investment bank in late February.

     IBM delivered an initial due diligence request list to Mainspring on March 5, 2001, and an initial term sheet on March 6, 2001. The term sheet contained a general outline of the terms of an acquisition of Mainspring by IBM, including a proposed, preliminary purchase price range of $4.00-$6.00 per share and a cash merger structure, and was conditioned upon the satisfactory completion of due diligence. On March 7, 2001, Mr. Connolly and Mr. Roney discussed timing for due diligence and the negotiation and execution of a definitive agreement.

     The Mainspring board met on March 7, 2001, to discuss the IBM term sheet and the status of discussions with other parties, and the board authorized and instructed management to continue discussions with IBM and to continue to explore other potential transactions.

     On March 7, 2001, Mr. Connolly and Joe Gagnon, Senior Vice President of Strategy Consulting of Mainspring, called officers of Party C and discussed the businesses of both companies and a possible transaction. On March 13, 2001, Mainspring and Party C entered into a nondisclosure agreement containing customary terms regarding the treatment of confidential information furnished by the parties. On March 15, 2001, representatives of Mainspring and Party C, including Mr. Verdi and Mr. Gagnon, met to discuss Mainspring's business and a potential acquisition. Party C gave a preliminary verbal indication of its proposed valuation range. Party C indicated that a term sheet would contain more detail, including a specific valuation range, and that the proposal, including the preliminary valuation range, was, among other things, subject to the satisfactory completion of due diligence.

     On March 9, 2001, Mr. Connolly met with Mr. Roney in Florida to discuss the due diligence process for IBM, as well as potential integration issues and financial matters. Mr. Hawk also participated in these discussions by telephone. This meeting was followed by correspondence and during the week of March 12, 2001, IBM conducted a comprehensive due diligence review of Mainspring. The diligence continued during the week of March 19 and on March 20, 2001 Mr. Hawk met with Messrs. Connolly, Verdi and Gagnon in Boston.

     On March 23, 2001, at a regularly scheduled meeting of the Mainspring board, Mr. Connolly and Mr. Verdi discussed the preliminary financial results and forecast of Mainspring with the board and provided an update on the status of discussions with third parties regarding a potential business combination or other transaction.

     On March 28, 2001, IBM delivered a revised term sheet to Mainspring, with a bona fide offer of $4.00 per share in cash. The revised IBM offer was conditioned upon obtaining satisfactory noncompetition agreements from identified employees and obtaining agreements from stockholders holding at least a majority of the outstanding shares of common stock of Mainspring to vote in favor of the proposed transaction.

     On the afternoon of March 29, 2001, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa. Mr. Connolly reviewed with the Mainspring board the proposed term sheet from IBM, including the provisions relating to the consideration to be paid to Mainspring stockholders and the employee noncompetition agreements and retention plans. Mr. Connolly informed the board that although a term sheet from Party C had been expected prior to the meeting, it had not arrived and a more detailed term sheet was now expected to arrive later that night. The board reviewed the relative status of the discussions and due diligence with Party C and IBM, proposed timing and valuation ranges, conditions and associated risks of the proposals. The board expressed concern with Party C's seeming inability or unwillingness to move decisively toward a conclusion. A representative of Morgan Stanley then discussed the market conditions for Mainspring and its peer group and a representative from Testa reviewed the fiduciary duties of the board in considering the proposals. The board agreed to reconvene after receipt of the term sheet from Party C.

     Later in the afternoon on March 29, 2001, Mr. Connolly, Mr. Verdi and representatives from Morgan Stanley had discussions with officers of Party C and representatives from its investment bank concerning the proposed transaction, particularly with respect to timing and valuation issues. The Mainspring representatives once again informed Party C that Party C would have to move quickly if it wanted to enter into an agreement with Mainspring.

     On the night of March 29, 2001, Party C delivered a term sheet to Mainspring. The proposal set forth in the term sheet was conditioned upon the satisfactory completion of due diligence and contained a general outline of the terms of an acquisition of Mainspring by Party C, including a proposed purchase price range of $5.75 to $6.25 per share and cash as the consideration. The term sheet also required that Mainspring enter into an exclusivity agreement with respect to negotiations for a potential acquisition of Mainspring which would have required Mainspring to terminate discussions with all other parties, including IBM.

     On March 30, 2001, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa. The purpose of the meeting was to discuss the Party C term sheet and to review the status of discussions with IBM. The board reviewed the principal provisions of the Party C term sheet, including the exclusivity requirement, the requirement for employee noncompetition agreements and the absence of any provisions regarding employee retention proposals. Party C and other interested parties, including IBM, had previously informed Mainspring that retention of a number of Mainspring's key employees would be a condition to a potential transaction, and the absence of an employee retention proposal from Party C, together with the uncertainty and associated risk of retaining employees of Mainspring, was a matter of concern to the Mainspring board. The board also reviewed the limited and preliminary nature of the due diligence conducted to date by Party C and the refusal of Party C to commence a more comprehensive due diligence process in the absence of an exclusivity agreement. Mr. Connolly informed the board that Party C had indicated that it needed at least a week to complete due diligence and that the earliest it could commit to finalizing its offer was April 30, 2001. The Board reviewed several critical elements of any transaction: the bona fide nature of IBM's price offer versus the preliminary nature of Party C's price range, the completion of comprehensive due diligence by IBM versus the limited and preliminary nature of Party C's due diligence process, and the fact that Party C's valuation range and its willingness to undertake a transaction with Mainspring was subject to completion of more comprehensive due diligence. After extensive discussion of these factors, the board determined that it was unwilling to enter into an exclusivity agreement at that time in light of the progress and status of the ongoing discussions with IBM. The directors discussed the need to assess the probability and potential timing of a successful transaction with Party C if Mainspring delayed responding to the IBM offer and the risk that Mainspring could be left without either the IBM or the Party C opportunity. A representative of Morgan Stanley presented an update on the current status of the professional services market. The board evaluated the Party C term sheet and reviewed the IBM proposal based on valuation, timing, conditions and relative associated risks.

     After this meeting, Mr. Connolly informed an officer of Party C that Mainspring was unable to enter into an exclusivity agreement and that timely completion of due diligence was important if Party C wished to pursue a transaction with Mainspring. An officer of Party C informed Mr. Connolly on April 2, 2001, that Party C was unwilling at that time to conduct due diligence without the exclusivity agreement. Mr. Connolly responded that while Mainspring was unable at that time to enter into an exclusivity agreement, it was interested in pursuing discussions on a timely basis. Mr. Connolly agreed to meet with representatives of Party C on April 5, 2001, to continue discussions.

     On April 3, 2001, representatives of Cravath, Swaine & Moore, IBM's counsel, sent a draft merger agreement and draft stockholders agreement to Testa. From April 3 through April 19, 2001, Testa, Cravath and representatives of IBM and Mainspring held negotiations concerning the terms and conditions of the proposed merger agreement and stockholders agreement, including negotiation of the conditions to the proposed merger, the circumstances under which the merger agreement could be terminated, the representations and warranties to be made by IBM and Mainspring, the restrictions on the conduct of Mainspring during the pendency of the merger and the terms of the noncompetition agreement to be delivered by identified employees of Mainspring and the related retention packages.

     On April 4, 2001, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa to review the material terms of drafts received from IBM, the progress of the negotiations and Mr. Connolly's scheduled meeting with Party C the next day.

     On April 5, 2001, Mr. Connolly met with representatives of Party C to discuss the term sheet that Mainspring had received from Party C and other matters relating to the potential transaction, including Party C's demand for an exclusivity agreement and delay in conducting due diligence. After this meeting Party C agreed to commence due diligence without an agreement regarding exclusivity.

     On April 6, 2001, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa. Representatives of Morgan Stanley presented an analysis of the IBM offer including a review of the premiums that the IBM offer represented relative to recent trading prices; the risks of a transaction with Party C, based on the delays encountered to date in the discussions with Party C and the preliminary nature of and conditions contained in the Party C term sheet, particularly as compared to the IBM firm offer; the discussions that Mainspring and Morgan Stanley had conducted with numerous third parties regarding other potential transactions over the preceding months; financial information regarding Mainspring; and market and industry conditions, including analysis of comparable companies. In addition, representatives of Testa reviewed the fiduciary duties applicable to directors considering an acquisition for cash and reviewed the principal terms of the merger agreement and stockholders agreement, current drafts of which were provided to each director prior to the meeting. Counsel also summarized the status of the negotiations and noted that execution of the stockholders agreement was required by IBM as a condition to its execution of the merger agreement.

     On April 8, 2001, representatives of Mainspring, including Mr. Connolly, met with representatives of IBM, including Mr. Hawk, in Hartford, Connecticut to discuss the noncompetition agreements, retention plans and potential organizational structures and integration issues. In addition, on April 12, 2001, IBM representatives informed Mainspring representatives that IBM was losing patience with the process and that if definitive agreements were not quickly finalized IBM would withdraw its offer and terminate negotiations.

     Party C conducted a due diligence review of Mainspring in Boston from April 9 to April 12, 2001. Representatives of Mainspring and Party C continued to discuss the requirements and timing for a potential transaction, including potential terms and conditions and the need for Party C to act in a timely fashion. Party C was provided the opportunity to review the same due diligence materials that had been requested by and made available to other interested parties. However, on April 12, 2001, Party C suspended its due diligence and requested a significant amount of additional information, including information that had not previously been requested or compiled and was not readily available. Furthermore, Party C's request would have required Mainspring personnel to perform various financial and other analyses with respect to this information. On April 16, 2001, an officer of Party C told Mr. Connolly that Party C would not provide a revised term sheet until after such additional due diligence had been completed. Mr. Connolly informed the Party C officer that time was of the essence and that if Party C proceeded in this manner with respect to timing and due diligence it was unlikely that Mainspring would enter into a transaction with Party C. The officer of Party C also indicated to Mr. Connolly that Party C's preliminary valuation range might be lowered.

     On April 18, 2001, the Mainspring board met telephonically with representatives of Morgan Stanley and Testa to discuss Party C's suspension of due diligence and the proposed transaction with IBM. At this meeting, the board received a report from Mr. Connolly regarding Party C's suspension of due diligence, the nature and extent of Party C's additional due diligence requests and Party C's declination to make a firm offer in the absence of still further diligence and internal corporate review. Following this report, the Mainspring board reviewed the status and course of the discussions with Party C, including a discussion of the time previously afforded Party C to conduct diligence and make a firm offer, the delays encountered to date in that process and conditions and risks associated with Party C's preliminary term sheet. Mr. Connolly advised the board that he would place a final call with Party C prior to executing the IBM merger agreement to determine whether Party C wished to make a firm offer. Following this discussion, the board received a presentation from Testa on the proposed IBM merger agreement and stockholder agreement and Morgan Stanley delivered its oral opinion, later confirmed in writing, that as of April 18, 2001, and subject to and based on the considerations in its opinion, the consideration to be received by the holders of shares of Mainspring common stock pursuant to the proposed IBM merger agreement was fair from a financial point of view to such holders. See "The Merger - Opinion of Morgan Stanley & Co. Incorporated." After further discussion, the Mainspring board approved the proposed merger, subject to finalization in accordance with the board's instructions, and authorized the execution of the merger agreement on the following day.

     On the morning of April 19, 2001, Mr. Connolly informed an officer of Party C that Mainspring was close to concluding negotiations with another party. The officer of Party C indicated that Party C would not respond with a firm offer. On the afternoon of April 19, 2001 IBM and Mainspring finalized and signed the merger agreement and issued a press release announcing the execution of the agreement.

Reasons for the Merger and Board of Directors Recommendation

     Reasons for the Merger. In arriving at its determination to approve the merger, the Mainspring board of directors considered the opportunity the merger would provide to secure a premium for stockholders over recent market prices of Mainspring common stock. In comparing this premium with the return of stockholder investment believed to be achievable through future appreciation of Mainspring common stock if Mainspring remained an independent company, the Mainspring board considered various factors affecting Mainspring's future financial performance and prospects. These factors included:

 .    recent general economic instability;
 .    volatility in market prices of stock of companies within the professional services industry in particular; and
 .    Mainspring's ability to increase revenue and accelerate profitability in light of predicted decreases in demand for consulting services and changes in the environment for professional services, including a shift in focus to obtaining strategic consulting services in connection with, and from, suppliers of implementation services.

     In the course of its deliberations, the Mainspring board considered, among other things:

 .    historical information concerning Mainspring's business, prospects, financial performance and condition, operations, technology, management and competitive position;
 .    current financial market conditions and historical market prices, volatility and trading information with respect to Mainspring's common stock;
 .    the merger consideration to be received by the holders of shares of
     Mainspring common stock in the merger, which as of the date of the merger agreement represented a premium over the market price for the weeks preceding the announcement of the merger agreement;
 .    the likelihood of completing a transaction;
 .    the belief that the terms of the merger agreement, including the parties'
     representations, warranties and covenants and the conditions to their respective obligations, are reasonable;
 .    the business and financial prospects of Mainspring as an independent company;
 .    the interests of certain directors and executive officers that are different from, or in addition to, the interests of our stockholders generally as described under "Interests of Mainspring Directors and Management in the Merger";
 .    the fact that Mainspring had contact with several other parties to discuss a possible acquisition over a period of six months and that although these parties were each afforded ample time to submit an offer to acquire Mainspring, none of these parties made a firm offer equal or superior to that of IBM;
 .    the repeated requests of Party C for new information and the repeated delays by Party C in making a firm offer, and the fact that Party C in fact never made a firm offer;
 .    the risk that if Mainspring postponed its process with IBM in order to pursue a transaction with Party C, IBM would withdraw its offer and Party C would not proceed to make a definitive offer acceptable to the Mainspring board;
 .    the high degree of likelihood that key employees of Mainspring would remain with the company after the merger with IBM is consummated, thereby eliminating the most significant risk to completing a merger in the consulting industry; and
 .    the opinion of Morgan Stanley that, as of April 18, 2001 and subject to and based on the matters described in its opinion which is attached as Annex 3 to this proxy statement, the consideration to be received by the holders of shares of Mainspring common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

     The Mainspring board concluded that the benefits of the merger outweigh any of the potentially negative factors it considered.

     The discussion above sets forth the material information and factors considered by our board in its consideration of the merger agreement. In view of the wide variety of factors considered, the Mainspring board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of our board may have given different weights to different factors.

     Recommendation of the Mainspring Board of Directors. After careful consideration, the members of the Mainspring board of directors who are not employees of Mainspring unanimously approved the merger agreement and the merger and recommended the merger agreement and merger to the entire board of directors. After careful consideration, the Mainspring board of directors unanimously approved the merger agreement and the merger and unanimously determined that the merger agreement and the merger are fair to and in the best interests of Mainspring and its stockholders. The Mainspring board of directors unanimously recommends that the stockholders of Mainspring vote FOR the adoption of the merger agreement.

Opinion of Morgan Stanley & Co. Incorporated

     Pursuant to an engagement letter dated January 23, 2001, Mainspring engaged Morgan Stanley to provide financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by the Mainspring board of directors to act as Mainspring's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the IT services industry. At the meeting of the board of directors of Mainspring on April 18, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of April 18, 2001, and based upon and subject to the various considerations set forth in its opinion, the consideration to be received by the holders of shares of Mainspring common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

     The full text of the written opinion of Morgan Stanley dated April 18, 2001, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex 3 to this Proxy Statement. Mainspring stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Mainspring and addresses only the fairness from a financial point of view of the consideration to be received pursuant to the merger agreement to the holders of shares of Mainspring common stock as of the date of the opinion, and does not address any other aspect of the merger and does not constitute a recommendation to any holder of Mainspring common stock as to how to vote at the Mainspring special meeting. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

     In connection with rendering its opinion, Morgan Stanley, among other things:

 .    reviewed certain publicly available financial statements and other business and financial information of Mainspring;

 .    reviewed certain internal financial statements and other financial and operating data concerning Mainspring prepared by the management of Mainspring;

 .    reviewed certain financial forecasts prepared by the management of
     Mainspring;

 .    discussed the past and current operations and financial condition and the prospects of Mainspring with senior executives of Mainspring;

 .    reviewed the reported prices and trading activity for Mainspring common stock;

 .    compared the financial performance of Mainspring and the prices and trading activity of Mainspring common stock with that of certain other comparable publicly-traded companies and their securities;

 .    reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

 .    had limited participation in discussions and negotiations among representatives of Mainspring and IBM and their legal advisors;

 .    reviewed the draft merger agreement and certain related documents; and

 .    performed such other analyses and considered such other factors as Morgan
     Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it by Mainspring for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Mainspring. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Mainspring, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, April 18, 2001.

     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated April 18, 2001. These summaries of financial analyses include information presented in tabular format. In order fully to understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Comparable Company Analysis. Morgan Stanley compared selected financial information for Mainspring with publicly available information for comparable IT Services companies, including AnswerThink, Inc., DiamondCluster International, Inc., Digitas, Inc., eLoyalty Corp., Proxicom, Inc., Sapient Corp., Scient Corp. and Viant Corp. Based upon calendar year 2001 projected revenue estimates from securities research analysts and the closing prices as of April 17, 2001, Morgan Stanley calculated, for each of these companies, the multiple of aggregate value to projected calendar year 2001 revenues. The following table shows the results of these calculations:

                                                              Aggregate Value/
                                                              CY2001E Revenues
                                                            --------------------
          AnswerThink, Inc.                                         0.5x
          DiamondCluster International, Inc.                        0.6
          Digitas, Inc.                                             0.8
          eLoyalty Corp.                                            0.5
          Proxicom, Inc.                                            0.1
          Sapient Corp.                                             1.9
          Scient Corp.                                              N.M.
          Viant Corp.                                               N.M.

     Morgan Stanley noted that the multiple of Mainspring's aggregate value to projected calendar year 2001 revenues implied by the purchase price set forth in the Merger Agreement would be 0.8x.

     No company included in the comparable company analyses is identical to Mainspring. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Mainspring, such as the impact of competition on the business of Mainspring and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of

Mainspring or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     Offer Price Premium Analysis. Morgan Stanley reviewed the average closing price of shares of Mainspring common stock over various periods ending April 17, 2001. Morgan Stanley examined the premiums represented by the offer price on April 17, 2001 implied by the purchase price set forth in the merger agreement over the average closing prices over various periods and found them to be as follows:

       Period Ending                Period Average Mainspring        Premium of Offer Price to
       April 17, 2001                  Closing Share Price           Period Average Share Price
---------------------------        ---------------------------      ----------------------------
April 17, 2001                                3.06                               30.7%

Prior 10 trading days                         2.02                               98.1
Prior 20 trading days                         2.13                               88.2
Prior 30 trading days                         2.26                               76.6
Prior 45 trading days                         2.32                               72.4
Prior 60 trading days                         2.43                               64.6

     Discounted Equity Analysis. Morgan Stanley performed an analysis of the present value per share of Mainspring common stock of the implied future trading prices based on ranges of the following assumptions: revenue estimates for calendar year 2003; net income margin assumptions for calendar year 2003; illustrative multiples of market value to earnings of 15.0x to 30.0x; and an illustrative discount rate range of 15% to 25%. Based on these assumptions, Morgan Stanley calculated present values of future theoretical values in the range of approximately $1.50 to $4.00 per Mainspring share as compared to the transaction value of $4.00 per share of Mainspring common stock.

     In connection with the review of the merger by Mainspring's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be described as a whole and that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Mainspring.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mainspring. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received pursuant to the merger agreement to the holders of shares of Mainspring common stock and were conducted in connection with the delivery of the Morgan Stanley opinion to the board of directors of Mainspring on April 18, 2001. The analyses do not purport to be appraisals or to reflect the prices at which shares of Mainspring common stock might actually trade.

     In addition, Morgan Stanley's opinion and presentation to Mainspring's board of directors was one of many factors taken into consideration by Mainspring's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of Mainspring's board of directors with respect to the value of Mainspring or of whether Mainspring's board of directors would have been willing to agree to a different consideration. The consideration to be paid to the holders of shares of Mainspring common stock pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between Mainspring and IBM and were approved by Mainspring's board of directors.

     Mainspring's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Mainspring or IBM.

     Pursuant to an engagement letter dated January 23, 2001, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and Mainspring agreed to pay Morgan Stanley $2.5 million in connection therewith. Mainspring has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Mainspring has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services for both Mainspring and IBM and their affiliates and have received fees for the rendering of these services.

Interests of Mainspring Directors and Management in the Merger

     In considering the recommendation of the Mainspring board of directors in favor of the merger, stockholders of Mainspring should be aware that members of the Mainspring board of directors and executive officers of Mainspring have interests in the merger that are different from, or in addition to, the interests of stockholders of Mainspring. Such interests relate to or arise from, among other things,

     . the terms of the merger agreement providing for the continued indemnification of current directors and officers of Mainspring;

     . officers and employees with options to acquire Mainspring common stock will have these options converted to options to acquire IBM common stock;

     . nonemployee directors with options to acquire Mainspring common stock will have these options accelerated and converted to the right to receive cash from IBM pursuant to the merger agreement; and

     . certain executive officers (including John M. Connolly and Mark A. Verdi) are parties to agreements that provide for bonus payments if such executive officers remain employed by IBM following the merger and certain performance milestones are achieved. (See "The Merger - Interests of Mainspring Directors and Management in the Merger - Retention Plan and Agreement" on page *.)

All such additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of Mainspring, no material interest in the merger apart from those of stockholders generally. The Mainspring board of directors was aware of, and considered the interests of, their directors and executive officers in approving the merger agreement and the merger.

     Indemnification and Insurance. The merger agreement provides that all rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of Mainspring and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or other comparable organizational documents) and existing indemnification agreements of Mainspring shall be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. The merger agreement provides that for six years after the effective time of the merger, IBM will maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by Mainspring's directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by Mainspring's directors' and officers' liability insurance policy, on terms no less favorable than those in effect on the date of the merger agreement. IBM's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Mainspring for its existing insurance coverage. If IBM cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, IBM is required to maintain only that amount of insurance coverage that can be obtained by paying an annual premium equal to the 200% cap.

     Employee Benefits. IBM has agreed to honor all obligations of Mainspring under Mainspring's employee benefit plans and programs. See "--Continuation of Mainspring Employee Benefits" on page *.

     Stock Options. Under the merger agreement, at the effective time of the merger, each stock option granted to Mainspring employees under Mainspring's stock option plans will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of IBM common stock determined by multiplying the number of shares of Mainspring common stock subject to such stock option by an "option exchange ratio." The option exchange ratio is a fraction, the numerator of which is $4.00 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the completion of the merger occurs. The exercise price per share of IBM common stock under the converted stock option will be equal to (a) the per share exercise price for the shares of Mainspring common stock otherwise purchasable pursuant to such stock option divided by (b) the option exchange ratio. Each option granted to individuals other than Mainspring employees, including non-employee directors, will be canceled and converted into the right to receive an amount of cash equal to the excess, if any, of (a) the product of (1) the number of shares of Mainspring common stock subject to such stock option and (2) $4.00, over (b) the product of (1) the number of shares of Mainspring common stock subject to such stock option and (2) the per share exercise price of such stock option. As soon as practicable after the completion of the merger, IBM will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of IBM common stock subject to the assumed Mainspring stock options. That registration statement will be kept effective, and the current status of the prospectus or prospectuses required by the SEC shall be maintained, for so long as any assumed Mainspring options remain outstanding. See "--Effect on Awards Outstanding Under Mainspring Stock Plans" on page *.

     Retention Plan and Agreement. IBM has adopted a retention plan for key senior Mainspring employees and entered into related retention agreements providing benefits to certain Mainspring employees, including the executive officers. The retention agreements, which will take effect upon completion of the merger, provide for cash payments to the employees involved shortly after the merger is completed, which total $1,740,000 in the aggregate for the executive officers. This initial retention bonus will be in the form of a loan to each employee secured by any shares of IBM obtained by the employee upon the exercise of any option to purchase IBM shares, which will be forgiven by IBM after the employee's one-year anniversary of employment with IBM following the completion of the merger, or if the employee is terminated without cause (as defined in the retention agreement), dies or becomes disabled prior to their one-year anniversary of employment with IBM.

     The retention agreements also provide for potential additional retention bonus payments if certain business milestones (which milestones are to be established at the beginning of each period) are achieved during each six-month measuring period, ending on each of the 12-month anniversary, the 18-month anniversary, the 24-month anniversary, the 30-month anniversary and the 36-month anniversary of the completion of the merger. If the business milestones under the retention plan are met, the aggregate retention payments to executive officers as a group will be as follows:

     Measuring Period                      Potential Payments
     ----------------                      ------------------
     12-Month                                      $1,890,000
     18-Month                                      $1,170,000
     24-Month                                      $1,755,000
     30-Month                                      $1,170,000

     36-Month                           $1,755,000
     ------------------------------------------------------------------

     Total                              $7,740,000


     In addition to retention payments, the retention agreements provide for the conversion, in accordance with the merger agreement, of all vested and unvested options to purchase shares of Mainspring common stock held by the executive officers subject to the retention agreements into options to purchase shares of IBM common stock. See "--Effect on Awards Outstanding Under Mainspring Stock Plans" on page *. As part of the transaction, these executive officers also waived for one year the right to have certain of their unvested stock options accelerate upon the occurrence of the merger. If, within the first twelve months following the completion of the merger, the employment of one of these executive officers is terminated without cause, then the executive officer has the right to reinstate the acceleration of vesting of his unvested shares that otherwise would have vested on completion of the merger.

     Non-Compete Agreement. In order to induce IBM to enter into the merger agreement, the executive officers who entered into retention agreements have agreed that:

     . during his or her employment and until the earlier of (a) one year after the termination of his or her employment (two years for Mr. Connolly); or (b) three years from the effective date of the closing of the merger, he or she will not have a "relationship" with any business, whether or not for profit, anywhere in the world in which such executive officer shall engage or assist such business with respect to business strategy, process and information technology consulting. The executive officer will be deemed to have a relationship with a business (other than holding less than 5% of the publicly traded securities of that business) if such executive officer
          (a) owns, manages, operates, joins or is employed by such business;
          (b) is a director, member, agent, stockholder, owner or general partner of such business; (c) acts as a consultant or advisor to such business; or (d) controls or participates in ownership, management or operation of such business. The noncompetition restrictions automatically will terminate if the executive officer's employment is terminated without cause.

     . for a period of two years following the executive officer's termination of employment,

          . he or she will not, directly or indirectly, provide business strategy, process and information technology consulting (in any capacity) to any entity that is, or during the one-year period prior to the executive officers' termination was, a customer or active prospective customer of the business unit of IBM employing the executive officer during the one-year period prior to the executive officer's termination if (a) he or she became aware of the customer or prospective customer as a result of his or her employment; or (b) he or she (or individuals teaming with the employee or under the employee's business direction) had a direct or indirect relationship and/or contact with the customer or prospective customer during the one-year period prior to the executive officer's departure.

          . he or she will not, directly or indirectly, (a) solicit, influence, entice or encourage any employee or consultant of IBM or the business unit of IBM employing the departing executive officer at the time of the executive officer's departure (or had been an employee or consultant in the past year) to cease or curtail the employee's or consultant's relationship with IBM or the business unit of IBM; or (b) hire or attempt to hire, or have a business of which he or she is a director or executive officer hire or attempt to hire, the employee or consultant; and

          . he or she will not, directly or indirectly, interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the business unit of IBM that employed the executive officer or Mainspring and any of their respective customers, suppliers or employees.

          Bonus Pool. A bonus pool of up to $1.5 million will be available to employees of Mainspring, including the executive officers, if certain financial milestones are met and will be paid at or around the closing of the merger.

Appraisal Rights

     The discussion of these provisions set forth below is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex 4. Stockholders intending to exercise appraisal rights should carefully review Annex 4. Failure to follow precisely any of the statutory procedures set forth in Annex 4 may result in a termination or waiver of these rights.

     If the merger is consummated, dissenting holders of Mainspring common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of Mainspring common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the court in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

     The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow these procedures precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of Mainspring common stock concerning the availability of appraisal rights under
Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

     Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Mainspring before the special meeting on [June 7, 2001]. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote for the merger. Any such vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Mainspring common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

     A Mainspring stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Mainspring at its address at One Main Street, Cambridge, MA 02142, Attention: President. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Mainspring common stock. Within ten days after the effective time of the merger, Mainspring must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

     Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to Mainspring a written demand for a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     Within 120 days after the effective time of the merger (but not thereafter), either Mainspring or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her Mainspring shares. Mainspring has no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Mainspring, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Mainspring. If a petition is filed by Mainspring, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Mainspring and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by Mainspring.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     Mainspring stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Mainspring. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as Mainspring has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

     Failure by any Mainspring stockholder to comply fully with the procedures described above and set forth in Annex 4 to this proxy statement may result in termination of a stockholder's appraisal rights.

Accounting Treatment

     The merger will be accounted for as a purchase for accounting purposes.

Form of the Merger

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Waterfall Acquisition Corp., a wholly-owned subsidiary of IBM and a party to the merger agreement, will merge with and into Mainspring. Mainspring will survive the merger as a wholly-owned Delaware subsidiary of IBM.

Merger Consideration

     At the effective time of the merger, each outstanding share of Mainspring common stock, other than treasury shares, shares held by IBM or Waterfall Acquisition Corp. and those shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $4.00 in cash, without interest. Treasury shares and shares held by IBM or Waterfall Acquisition Corp. will be canceled. As of the effective time of the merger, all shares of Mainspring common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of Mainspring common stock will cease to have any rights as a stockholder, except the right to receive $4.00 per share. The price of $4.00 per share was determined through arm's-length negotiations between IBM and Mainspring.

Conversion of Shares; Procedures for Exchange of Certificates

     The conversion of Mainspring common stock into the right to receive $4.00 per share will occur automatically at the effective time of the merger. As soon as practicable after the effective time of the merger, [First Chicago Trust Company of New York], the paying agent, will send a transmittal letter to each former Mainspring stockholder. The transmittal letter will contain instructions for obtaining cash in exchange for shares of Mainspring common stock. Mainspring stockholders should not return stock certificates with the enclosed proxy.

     In the event of a transfer of ownership of Mainspring common stock that is not registered in the records of Mainspring's transfer agent, the cash consideration for shares of Mainspring common stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

     . the certificate is properly endorsed or otherwise is in proper form for transfer; and

     . the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to IBM that the tax has been paid or is not applicable.

     The cash paid upon conversion of shares of Mainspring common stock will be issued in full satisfaction of all rights relating to the shares of Mainspring common stock.

Effective Time of the Merger

     The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or such later time as is agreed upon by IBM and Mainspring and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Delisting and Deregistration of Mainspring Common Stock

     If the merger is completed, Mainspring common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

     This section discusses the material United States federal income tax consequences of the merger to Mainspring stockholders whose shares of Mainspring common stock are surrendered in the merger in exchange for the right to receive cash consideration of $4.00 per share. The discussion below applies only to Mainspring stockholders that hold Mainspring common stock as capital assets at the time of the merger, and the discussion may not apply to (a) stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction); persons with a "functional currency" other than the U.S. dollar, retirement plans and tax-exempt organizations, stockholders who acquired Mainspring common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation; or (b) stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. The discussion below is based upon federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to Mainspring stockholders.

     For federal income tax purposes, a Mainspring stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Mainspring common stock surrendered pursuant to the merger. If at the time of the merger a noncorporate stockholder's holding period for the shares of Mainspring common stock is more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 20%. If a stockholder's holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to federal income tax at the same rate as ordinary income. Any capital loss generally will be applied to offset the stockholder's capital gains, if any, from other transactions. For noncorporate stockholders, any amount of capital loss in excess of capital gain in any year generally is deductible against ordinary income only to the extent of $3,000, but any net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

     For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

     Consideration received by Mainspring stockholders in the merger may be subject to backup withholding at a 31% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

     Holders of Mainspring common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

     United States Antitrust. Under the Hart-Scott-Rodino Act and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On [May 4, 2001], IBM and Mainspring each filed a notification and report form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and expect the waiting period to expire on [June 3, 2001], unless earlier terminated, or extended by a request for additional information and materials, by the Antitrust Division or the Federal Trade Commission. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of IBM or Mainspring. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     General. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that IBM or Mainspring will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for IBM after completion of the merger, or that the required regulatory approvals will be obtained within the time frame contemplated by IBM and Mainspring and referred to in this proxy statement or on terms that will be satisfactory to IBM and Mainspring. See "The Merger Agreement and Stockholders Agreement--The Merger Agreement--Conditions to the Completion of the Merger" on page *.

Continuation of Mainspring Employee Benefits

     IBM has agreed that the surviving corporation after the merger will honor all Mainspring obligations under current employee benefit plans. IBM may, however, amend or terminate any employee benefit plans in accordance with the terms thereof and with applicable law.

     Mainspring has agreed to amend its employee stock purchase plan to provide that (a) participants may not increase their payroll deductions or purchase elections, (b) no new offering periods will be begun, (c) each participant's outstanding rights to purchase shares of Mainspring common stock will terminate immediately prior to the completion of the merger in exchange for a cash payment in an amount equal to the excess, if any, of (A) the product of (1) the number of shares of Mainspring common stock that could have been purchased with the participant's accumulated payroll deductions at the purchase price determined under the employee stock purchase plan and (2) $4.00, over (B) the aggregate purchase price that the participant would have otherwise been required to pay in order to purchase the number of shares described in clause (1) above, and (d) the employee stock purchase plan will terminate at the completion of the merger.

Effect on Awards Outstanding Under Mainspring Stock Plans

     Under the merger agreement, at the effective time of the merger, each stock option granted to Mainspring employees under Mainspring's stock option plans will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable under the stock option, the number of shares of IBM common stock determined by multiplying the number of shares of Mainspring common stock subject to such stock option by an "option exchange ratio." The option exchange ratio is a fraction, the numerator of which is $4.00 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the completion of the merger occurs. The exercise price per share of IBM common stock under the converted stock option will be equal to (a) the per share exercise price for the shares of Mainspring common stock otherwise purchasable pursuant to such stock option divided by (b) the option exchange ratio. Each option granted to individuals other than Mainspring employees will be canceled and converted into the right to receive an amount of cash equal to the excess, if any, of (A) the product of (1) the number of shares of Mainspring common stock subject to the stock option and (2) $4.00, divided by (B) the product of (1) the number of shares of Mainspring common stock subject to the stock option and (2) the per share exercise price of the stock option.

                THE MERGER AGREEMENT AND STOCKHOLDERS AGREEMENT

     The following description summarizes the material provisions of the merger agreement and the stockholders agreement. Stockholders should read carefully the merger agreement and the stockholders agreement, which are attached as Annexes 1 and 2 to this proxy statement.

The Merger Agreement

     Conditions to the Completion of the Merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

  . holders of a majority of the outstanding shares of Mainspring common stock having voted in favor of adopting the merger agreement;

  . the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated; and

  . no temporary restraining order, preliminary or permanent injunction or other or decree issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the completion of the merger being in effect.

     In addition, IBM will be obligated to complete the merger only if there is no pending suit, action or proceeding seeking to:

  .  challenge, restrain or prohibit the completion of the merger;

  . prohibit or limit in any material respect the ownership or operation by Mainspring or IBM (or their respective affiliates) of a material portion of the respective businesses or assets of Mainspring or IBM or to require them to dispose of or hold separate any material portion of the respective businesses or assets of Mainspring or IBM as a result of the merger;

  . impose material limitations on the ability of IBM (or its affiliates) to acquire or hold, or exercise full rights or ownership of, any shares of Mainspring's common stock (including the right to vote those shares); or

  . prohibit IBM (or any of its affiliates) from effectively controlling in any material respect a substantial portion of the business or operations of Mainspring.

IBM's obligation to complete the merger is subject to the further condition that there not be any restraining order, injunction or other court order or legal restraint or prohibition in effect that would result in any of the effects described in the preceding bullet points.

     In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of each other party set forth in the merger agreement that are qualified as to materiality being true and correct, and the representations and warranties that are not qualified as to materiality being true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed with the same effect as though made on and as of the date on which the merger is to be completed, or, if such representations and warranties expressly relate to an earlier date, then as of such date; and

  . each other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed.

     Several of the representations and warranties of Mainspring contained in the merger agreement are qualified by reference to whether the item in question would have a "material adverse effect" on Mainspring. The merger agreement provides that a "material adverse effect" means, when used in connection with Mainspring, any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Mainspring and its subsidiaries, taken as a whole, other than any state of facts, change, development, effect or occurrence principally attributable to (i) the economy in general or the strategic consulting market in general and not specifically relating to Mainspring or any of its subsidiaries, (ii) any litigation against Mainspring arising out of the transactions contemplated by the merger agreement or (iii) (x) any cancellation or modification of client engagements or (y) any decline or delay in demand for the products and services offered by Mainspring, in each of cases (x) and (y) resulting from the announcement or existence of the merger agreement.

     Mainspring can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. Mainspring cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to Mainspring's decision to complete the merger and whether Mainspring believes there has been a material change in the terms of the merger and its effect on Mainspring's stockholders. In making its determination, Mainspring would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the deal fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of Mainspring as an independent entity. If Mainspring determines that a waiver of a condition would materially change the terms of the merger, it will resolicit proxies.

  No Solicitation. The merger agreement provides that Mainspring will not, nor will it permit any of its subsidiaries to, nor will it authorize any of its directors, officers or employees or any investment banker, attorney, accountant or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly:

  . solicit, initiate or encourage, or take any other action knowingly to facilitate, any takeover proposal, as described below, or any inquiries on the making of any proposal that constitutes or could reasonably be expected to lead to a takeover proposal; or

  . enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate in any way with, any takeover proposal.

     The merger agreement permits Mainspring, if the Board of Directors of Mainspring determines in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law, to participate in discussions regarding a takeover proposal and furnish information with respect to Mainspring and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a customary confidentiality agreement. Mainspring is also required to notify IBM in writing of any inquiries or takeover proposals and the identity of the person making such inquiry or takeover proposal, and to keep IBM informed of the status and details of any such inquiry or takeover proposal.

     The merger agreement further allows the Mainspring board of directors to make any disclosure to Mainspring stockholders if, in the good faith judgment of the Mainspring board of directors, after consultation with outside counsel, failure to disclose would be inconsistent with the fiduciary obligations of the Mainspring board of directors under applicable law.

  The merger agreement provides that the term "takeover proposal" means any inquiry, proposal or offer from any person relating to, or reasonably likely to lead to, any direct or indirect acquisition or purchase of (a) assets or businesses that constitute or represent 15% or more of the total revenue, income or assets of Mainspring and its subsidiaries, taken as a whole, or (b) 15% or more of the outstanding securities of Mainspring, or 15% or more of the outstanding securities of any subsidiary of Mainspring directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (a).

  The merger agreement provides that neither the Mainspring board of directors nor any committee of the board will:

  . withdraw or propose to withdraw, or modify or propose publicly to modify in a manner adverse to IBM, the recommendation or declaration of advisability of the merger agreement or the merger of the Mainspring board of directors or such committee, unless the board of directors or such committee determines in good faith, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

  . adopt or approve, or propose publicly to adopt or approve, any takeover proposal; or

  . cause or permit Mainspring to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement that is intended to or is reasonably likely to lead to a takeover proposal.

     Termination. The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of Mainspring:

  .  by mutual written consent of IBM and Mainspring;

  . by IBM or Mainspring, if the merger has not been completed by September 1, 2001 for any reason; provided, however, that this right to terminate the merger agreement will not be available to a party whose failure to perform any of its obligations under the merger agreement was a principal cause or resulted in the failure of the merger to be completed by that date and such failure constituted a breach of the merger agreement;

  . by IBM or Mainspring, if any legal restraint or prohibition is in effect, which has become final and nonappealable, preventing the completion of the merger;

  . by either IBM or Mainspring, if the stockholders of Mainspring do not adopt the merger at a stockholders meeting, any adjournment or postponement thereto or by written consent;

  . by IBM or Mainspring, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and cannot be cured or has not been cured within 30 calendar days after the written notice; or

  . by IBM if any restraining order, injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having any of the effects described in the bullet points in the second paragraph under "--Conditions to the Completion of the Merger" has become final and nonappealable.

     Conduct of Business Pending the Merger. Under the merger agreement, Mainspring has agreed that, prior to the effective time of the merger, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to (a) comply with all applicable laws, rules and regulations; (b) preserve their assets and technology; and (c) preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, Mainspring has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may, without IBM's written consent:

  . declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property) on any of its capital stock, other than dividends and distributions by a wholly-owned subsidiary to its parent, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire any shares of capital stock of Mainspring or its subsidiaries or any other of its securities or any options, warrants, calls, or rights to acquire any such securities;

  . issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire, any such securities other than the issuance of shares of Mainspring common stock upon the exercise of stock options or rights under Mainspring's employee stock purchase plan outstanding on the date of the merger agreement or the grant of rights under Mainspring's employee stock purchase plan;

  . amend the certificate of incorporation of Mainspring, the by-laws of Mainspring or other comparable organizational documents of any of its subsidiaries;

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any entity, or any assets other than inventory, components, raw materials or other immaterial assets in the ordinary course of business consistent with past practice;

  . sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, including securities, other than sales of inventory or used equipment and licenses of Mainspring's intellectual property rights to end-user customers for their internal use or solely as necessary for such customers to use Mainspring's products and services, in each case in the ordinary course of business consistent with past practice;

  . repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of Mainspring or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, make any loans, advances or capital contributions to, or investments in, any other person (other than Mainspring or any of its wholly-owned subsidiaries);

  . make any new capital expenditures, or incur any obligations or liabilities in connection therewith, individually in excess of $25,000 or in the aggregate in excess of $100,000;

  . pay, discharge, settle or satisfy any claims, liabilities, or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or as required in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements of Mainspring included in the documents filed by Mainspring with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce any confidentiality, standstill or similar agreement to which Mainspring or any of its subsidiaries is a party;

  . modify, amend or terminate any material contract to which Mainspring (or a subsidiary) is a party, including any arrangements involving material intellectual property, or waive, release or assign any material rights or claims thereunder that is materially adverse to Mainspring with respect to such contract;

  . enter into any material contract or agreement not otherwise prohibited by the merger agreement (including any arrangements involving material intellectual property) other than contracts related to the sale of products or services by Mainspring entered into in the ordinary course of business consistent with past practice and that are consistent with certain specified criteria;

  . except as required to comply with applicable law or any contract or benefit plan or benefit agreement existing on the date of the merger agreement, (a) increase the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant; (b) pay to any current or former director, officer, employee or consultant any benefit not provided for under any contract, benefit plan or benefit agreement other than the payment of cash compensation in the ordinary course of business consistent with past practice; (c) grant any awards under any benefit plan (including the grant of stock options and other stock based or stock related awards or the removal of existing restrictions in any contract, benefit plan or benefit agreement or awards made thereunder); (d) take any action to fund compensation or benefits under any contract, benefit plan or benefit agreement; or (e) take any action to accelerate the vesting or payment of any compensation or benefit under any contract, benefit plan or benefit agreement;

  .  form any subsidiary;

  . enter into any contract if consummation of the merger or compliance with the provisions of the merger agreement will violate or conflict with, or result in any violation or breach of, or default under, any provision of such contract or will result in the creation of any lien upon any of the property or assets of Mainspring or IBM (or any of their respective subsidiaries) or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such contract;

  . enter into any contract containing any restriction on the ability of Mainspring to assign its rights, interests or obligations thereunder;

  . take or fail to take any action that would, or could reasonably be expected to, result in any representation or warranty made by Mainspring in the merger agreement that is qualified as to materiality becoming untrue, any representation or warranty that is not so qualified becoming untrue in any material respect or any condition to the completion of the merger not being satisfied; or

  . authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

  Amendment; Extension and Waiver.  Subject to applicable law:

  . the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the stockholders of Mainspring, no amendment may be entered into which requires further approval by Mainspring stockholders or the approval of IBM stockholders unless such further approval is obtained; and

  . at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement, except that after the merger agreement has been adopted by the stockholders of Mainspring, no waiver may be made which requires further approval by Mainspring stockholders or the approval of IBM stockholders unless such further approval is obtained.

  Expenses. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the stockholders agreement and related transactions will be paid by the party incurring such fees or expenses.

  Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

  . corporate organization and similar corporate matters of each of IBM and Mainspring;

  .  subsidiaries of Mainspring;

  .  the capital structure of Mainspring;

  . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of IBM and Mainspring;

  . documents filed by Mainspring with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities of Mainspring;

  . the accuracy of information supplied by each of IBM and Mainspring in connection with this proxy statement;

  .  absence of changes or events concerning Mainspring;

  . outstanding and pending litigation of Mainspring that would have a material adverse effect on Mainspring;

  .  certain contracts of Mainspring;

  .  compliance with applicable laws by Mainspring;

  . absence of changes in benefit plans, employment agreements and labor relations of Mainspring;

 . environmental matters that might have material adverse effect on Mainspring;

  . matters relating to the Employee Retirement Income Security Act for Mainspring;

  .  filing of material tax returns and payment of material taxes by Mainspring;

  .  title to material properties and assets of Mainspring;

  .  intellectual property of Mainspring;

  . satisfaction of certain state takeover statutes' requirements for Mainspring;

  .  required stockholder vote of Mainspring;

  . engagement and payment of fees of brokers, investment bankers, finders and financial advisors by Mainspring and amount of fees of other advisors to Mainspring in connection with the merger agreement and the merger;

  .  receipt of fairness opinion by Mainspring from its financial advisor; and

  .  interim operations of Waterfall Acquisition Corp.

  Mainspring Restated Certificate of Incorporation. After the effective time of the merger, the certificate of incorporation of Mainspring will be the certificate of incorporation of the surviving corporation.

  Mainspring By-Laws. The merger agreement provides that the by-laws of Mainspring, as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation following the merger until changed or amended.

  The Stockholders Agreement

  General. Simultaneously with the execution and delivery of the merger agreement, IBM entered into a stockholders agreement with certain officers, directors and stockholders of Mainspring, who on the record date together held approximately [52%] of the outstanding Mainspring common stock.

  Voting. The stockholders signing the stockholders agreement agreed, among other things, to vote their shares of Mainspring common stock in favor of the adoption of the merger agreement at any meeting of Mainspring stockholders at which such matters are considered and at every adjournment thereof. The stockholders signing the agreement also agreed to vote against any takeover proposal or other transaction involving Mainspring that would prevent or delay the completion of the merger or change in any manner the voting rights of holders of Mainspring common stock. In order to secure these obligations, the stockholders signing the stockholders agreement granted a proxy and power of attorney with respect to any of their Mainspring shares with respect to such matters to certain officers of IBM or a person designated by IBM.

  Restrictions on Transfer and Other Voting Arrangements. The stockholders party to the stockholders agreement have agreed not to sell, transfer, pledge assign or otherwise transfer any Mainspring shares subject to the stockholders agreement unless the transferee enters into a stockholder agreement with IBM that is substantially identical to the stockholders agreement. In addition, the stockholders have agreed not to enter into any other voting agreement or arrangement with respect to such stockholders' vote, consent or other approval sought in connection with the adoption of the merger agreement, or to deposit the Mainspring shares that are subject to the stockholders agreement in a voting trust.

  No Solicitation. The stockholders have agreed that they will not, nor will they permit any investment banker, attorney, accountant or other advisor or representative retained by him, her or it to, directly or indirectly solicit, initiate, encourage or otherwise facilitate any takeover proposal, as described in "-- The Merger Agreement -- No Solicitation", or other transaction involving Mainspring that would prevent or delay the completion of the merger or enter into any agreement, or engage in or continue any discussions, relating to any of the foregoing.

  Option. The stockholders have granted IBM an option to purchase their shares of Mainspring common stock for $4.00 per share at any time after takeover proposal has been made by a third party.

  Termination. The stockholders agreement provides that it will terminate upon the earlier of the completion of the merger, the termination of the merger agreement (if terminated by IBM) or, with respect to the option granted thereunder and the general provisions, 45 days after the termination of the merger agreement (if terminated other than by IBM).

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 17, 2001: (i) the name of each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock of Mainspring; (ii) the name of each director of Mainspring; (iii) the name of each Named Executive Officer of Mainspring; and
(iv) the number of shares beneficially owned by each such person and all directors and executive officers of Mainspring as a group and the percentage of the outstanding shares represented thereby.

                                                                           Amount and
                                                                           ----------
                                                                             Nature
                                                                             ------
   Name and Address                                                       of Ownership       Percent of Class
   ----------------                                                       -------------      ----------------
   of Beneficial Owner (1)                                                     (2)                 (3)
   ------------------------                                                   -----               -----
  Principal Stockholders:
  Highland Capital Partners II, Limited Partnership
  2 International Place
  Boston, MA  02110..............................................         1,302,170                  6.7%

  Greylock Equity Limited Partnership (4)
  One Federal Street
  Boston, MA  02110..............................................         2,717,750                 13.9%

  Crosslink (5)
  Two Embarcadero Center, Suite 2200
  San Francisco, CA  94111.......................................         1,500,169                  7.7%

  Dresdner RCM Global Investors (6)
  Four Embaradero Center
  San Francisco, CA  94111.......................................         1,381,300                  7.1%

  J.P. Morgan Partners (SBIC), LLC (7)
  1221 Avenue of the Americas, 40/th/ Floor
  New York, NY  10020............................................         1,060,378                  5.4%

  FMR Corp.(8)
  82 Devonshire Street
  Boston, MA  02109..............................................         1,014,700                  5.2%

  Named Officers:

  Joseph L. Gagnon (9)...........................................           113,222                   *

  Eric R. Pelander (10)..........................................            95,527                   *

  Michael Armano (11)............................................            74,584                   *

  S. Ming Tsai (12)..............................................           120,117                   *

  Directors:

  John M. Connolly (13)..........................................         1,292,915                  6.6%

  Mark A. Verdi (14).............................................           195,356                  1.0%

  Bruce A. Barnet (15)
  5 Crooked Mile Road
  Westport, CT  06680............................................           117,320                   *

  Lawrence P. Begley (16)
  CCBN.com
  200 Portland Street, 5/th/ Floor
  Boston, MA  02114..............................................            55,500                    *

  Anthony P. Brenner (17)
  Crosslink Capital
  Two Embaradero Center, Suite 2200
  San Francisco, CA  94111.......................................         1,507,147                  7.7%

  Paul A. Maeder (18)
  Highland Capital
  2 International Place
  Boston, MA  02110..............................................         1,310,787                  6.7%

  William S. Kaiser (19)
  Greylock Management
  One Federal Street
  Boston, MA  02110..............................................         2,722,750                 13.9%

  All directors and executive officers
    as a group (20) ([13] persons)...............................         7,971,115                 39.4%

__________________________
 * Less than one percent of the outstanding Common Stock.

(1) Unless otherwise indicated, the address for each executive office, director or beneficial owner is c/o Mainspring, Inc., One Main Street, Cambridge, MA 02142.

(2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3) Applicable percentage ownership as of April 17, 2001 is based upon 19,542,107 shares of Common Stock outstanding as of such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after June 1, 2001 ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)  According to a Schedule 13G filed on February 14, 2001.

(5) Comprised of Crosslink Crossover Fund III, L.P.; Offshore Crosslink Crossover Fund III Unit Trust; Delta Growth Fund, L.P.; Crosslink Omega Ventures III, L.L.C.; and Crosslink Offshore Omega Ventures III (a Cayman Islands unit trust).

(6) According to a Schedule 13G filed on February 7, 2001. Comprised of Dresdner RCM Global Investors LLC; Dresdner RCM Global Investors US Holdings LLC; and Dresdner Bank AG.

(7) According to a Schedule 13G filed on February 13, 2001. J.P. Morgan Partners (SBIC), LLC is formerly known as Chase Venture Capital Partners, L.P.

(8)  According to a Schedule 13G filed on February 14, 2001.

(9) Includes 55,500 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to Mainspring's Amended and Restated 1996 Omnibus Stock Plan (the "1996 Plan") and Mainspring's 2000 Stock Option and Incentive Plan (the "2000 Plan").

(10) Includes 59,750 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan and the 2000 Plan.

(11) Includes 49,584 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan and the 2000 Plan.

(12) Includes 55,500 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan and the 2000 Plan.

(13) Mr. Connolly also serves as President and Chief Executive Officer of Mainspring. Includes an aggregate of 10,000 shares owned by Mr. Connolly's minor children; Mr. Connolly claims beneficial ownership of such shares. Includes 188,481 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan and the 2000 Plan.

(14) Mr. Verdi also serves as Senior Vice President, Finance and Operations and Chief Financial Officer of Mainspring. Includes 78,158 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan and the 2000 Plan.

(15) Includes 5,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 2000 Non-Employee Director Stock Option Plan (the "Director Plan").

(16) Includes 5,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Director Plan.

(17) Includes 1,500,169 shares of Common Stock held by the Crosslink entities and 5,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Director Plan. Mr. Brenner disclaims beneficial ownership of the shares held by the Crosslink entities except to the extent of his proportionate pecuniary interest therein.

(18) Includes 1,302,170 shares of Common Stock held by Highland Capital Partners II, Limited Partnership and 5,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Director Plan. Mr. Maeder disclaims beneficial ownership of the shares owned by Highland except to the extent of his proportionate pecuniary interest therein.

(19) Includes 2,717,750 shares of Common Stock held by Greylock Equity Limited Partnership and 5,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Director Plan. Mr. Kaiser disclaims beneficial ownership of the shares owned by Greylock except to the extent of his proportionate pecuniary interest therein.

(20) Includes 716,672 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1996 Plan, the 2000 Plan and the Director Plan.


                             STOCKHOLDER PROPOSALS

  Mainspring will hold a 2001 annual meeting of Mainspring stockholders only if the merger is not completed.

  If the merger is not completed, proposals of stockholders intended to be presented at the regular Annual Meeting of Stockholders for the fiscal year ended December 31, 2001 pursuant to SEC Rule 14a-8 must be received no later than the close of business on December 28, 2001 at Mainspring's principal executive offices in order to be included in Mainspring's proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by Mainspring, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Mainspring, Inc., One Main Street, Cambridge, Massachusetts 02142, Attention: Secretary.

  Under Mainspring's by-laws, stockholders who wish to make a proposal at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2001, other than one that will be included in Mainspring's proxy materials, must notify Mainspring no earlier than the close of business on November 28, 2001 and no later than the close of business on December 28, 2001. If a stockholder who wishes to present a proposal fails to notify Mainspring by December 28, 2001, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Mainspring's by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the Securities and Exchange Commission, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.


                                 OTHER MATTERS

  As of the date of this proxy statement, the Mainspring board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.


                      WHERE YOU CAN FIND MORE INFORMATION

  Mainspring and IBM file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that IBM and Mainspring file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following location:


                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Mainspring may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

  IBM has supplied all information contained in this proxy statement relating to IBM and Mainspring has supplied all such information relating to Mainspring.

  Mainspring stockholders should not send in their Mainspring certificates until they receive the transmittal materials from the paying agent. Mainspring stockholders of record who have further questions about their share certificates or the exchange of their Mainspring common stock for cash should call the paying agent.

  You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May , 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

                               MAINSPRING, INC.

              Special Meeting of Stockholders of Mainspring, Inc.
                          to be held on [June 7], 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               MAINSPRING, INC.

     The undersigned, revoking all prior proxies, hereby appoints John M. Connolly and Mark A. Verdi, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of Common Stock of Mainspring, Inc. ("Mainspring") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Mainspring to be held at Testa, Hurwitz & Thibeault, LLP, 125 High Street, 21st Floor, High Street Tower, Boston, MA 02110 on Thursday, [June 7], 2001 at 10:00 a.m., local time, and at all adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated [May __], 2001, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

   PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.


               (Continued and to be signed on the reverse side)

(See Reverse Side)                                            (See Reverse Side)

                               MAINSPRING, INC.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


          1.) To adopt the Agreement and Plan of Merger dated as of April 19, 2001 by and among International Business Machines Corporation, Waterfall Acquisition Corp. and Mainspring, Inc. and the transactions contemplated thereby.

                FOR                AGAINST                ABSTAIN
                [_]                  [_]                    [_]

          Mark box at right if you plan to attend the Special Meeting.   [_]

The Board of Directors Recommends a Vote FOR the foregoing proposal.

Please sign exactly as your name(s) appear(s) on the books of Mainspring. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, the signature should be by an authorized partner or other person.

Please be sure to sign and date this Proxy.    Date:____________________________

_________________________________              _________________________________
Stockholder sign here                          Co-owner sign here

                                                                         ANNEX 1

                                                                  EXECUTION COPY



================================================================================







                         AGREEMENT AND PLAN OF MERGER



                                     Among



                  INTERNATIONAL BUSINESS MACHINES CORPORATION


                          WATERFALL ACQUISITION CORP.



                                      and



                               MAINSPRING, INC.



                          Dated as of April 19, 2001







================================================================================

                               TABLE OF CONTENTS



                                   ARTICLE I

                                  The Merger
                                  ----------
SECTION 1.01.  Effective Time of the Merger.................................  1
SECTION 1.02.  Closing......................................................  2
SECTION 1.03.  Effect of the Merger.........................................  2
SECTION 1.04.  Certificate of Incorporation and By-laws.....................  2
SECTION 1.05.  Directors....................................................  2
SECTION 1.06.  Officers.....................................................  3

                                  ARTICLE II

                           Conversion of Securities
                           ------------------------

SECTION 2.01.  Conversion of Capital Stock..................................  3
SECTION 2.02.  Exchange of Certificates.....................................  4

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Representations and Warranties of the Company................  6
SECTION 3.02.  Representations and Warranties of Parent and Sub............. 31


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

SECTION 4.01.  Conduct of Business.......................................... 33
SECTION 4.02.  No Solicitation.............................................. 38

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

SECTION 5.01.  Preparation of the Proxy Statement; Stockholders Meeting..... 40
SECTION 5.02.  Access to Information; Confidentiality....................... 41
SECTION 5.03.  Reasonable Best Efforts; Notification........................ 42
SECTION 5.04.  Stock Options................................................ 44
SECTION 5.05.  Indemnification, Exculpation and Insurance................... 46
SECTION 5.06.  Fees and Expenses............................................ 47
SECTION 5.07.  Employee Matters............................................. 47

SECTION 5.08.  Public Announcements......................................... 48
SECTION 5.09.  Closing Date Balance Sheet................................... 48

                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger... 49
SECTION 6.02.  Conditions to Obligations of Parent and Sub.................. 49
SECTION 6.03.  Conditions to Obligation of the Company...................... 50
SECTION 6.04.  Frustration of Closing Conditions............................ 51

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 7.01.  Termination.................................................. 51
SECTION 7.02.  Effect of Termination........................................ 52
SECTION 7.03.  Amendment.................................................... 53
SECTION 7.04.  Extension; Waiver............................................ 53

                                 ARTICLE VIII

                              General Provisions
                              ------------------

SECTION 8.01.  Nonsurvival of Representations and Warranties................ 53
SECTION 8.02.  Notices...................................................... 54
SECTION 8.03.  Definitions.................................................. 54
SECTION 8.04.  Interpretation............................................... 55
SECTION 8.05.  Counterparts................................................. 56
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries............... 56
SECTION 8.07.  Governing Law................................................ 56
SECTION 8.08.  Assignment................................................... 56
SECTION 8.09.  Enforcement.................................................. 56

                    AGREEMENT AND PLAN OF MERGER dated as of April 19, 2001, by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), WATERFALL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and MAINSPRING, INC., a Delaware corporation (the "Company").


          WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement") pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger and to grant to Parent an option to purchase their shares of Company Common Stock (as defined in Section 2.01), in each case upon the terms and subject to the conditions set forth therein; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Merger
                                  ----------

          SECTION 1.01.  Effective Time of the Merger.  As soon as practicable
                         -----------------------------
on or after the Closing Date (as defined in Section 1.02), the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI that by their terms are not to be satisfied or waived at the Closing (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company.

          SECTION 1.03.  Effect of the Merger.  At the Effective Time, Sub shall
                         ---------------------
be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in
Section 259 of the DGCL.

          SECTION 1.04.  Certificate of Incorporation and By-laws.  (a)  The
                         -----------------------------------------
Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.05.  Directors.  The directors of Sub immediately prior to
                         ----------
the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.06.  Officers.  The officers of the Company immediately
                         ---------
prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

                           Conversion of Securities
                           ------------------------

          SECTION 2.01.  Conversion of Capital Stock.  At the Effective Time, by
                         ----------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               ---------------------
     common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Parent-Owned Stock.  All shares
               -----------------------------------------------------
     of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of Company Common Stock. Each share of Company Common
               -----------------------------------
     Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares (as defined in Section 2.01(d)) shall be converted into the right to receive $4.00 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d)  Appraisal Rights.  Notwithstanding anything in this Agreement to
               -----------------
     the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in
     Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section
     262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

          SECTION 2.02.  Exchange of Certificates. (a)  Paying Agent.  Prior to
                         -------------------------      -------------
the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, at the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

          (b)  Exchange Procedure.  As soon as practicable after the Effective
               -------------------
Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to
Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c)  No Further Ownership Rights in Company Common Stock.  All cash
               ----------------------------------------------------
paid upon the surrender of a Certificate in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

          (d)  No Liability.  None of Parent, Sub, the Company or the Paying
               -------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e)  Withholding Rights.  Parent, the Surviving Corporation or the
               -------------------
Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          SECTION 3.01.  Representations and Warranties of the Company.  Except
                         --------------------------------- ------------
as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or, with respect to actions and matters arising after the date of this Agreement, as expressly contemplated by this Agreement or the Company Disclosure Schedule, the Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power. Each of the Company
               -------------------------------------------
and its subsidiaries (as defined in Section 8.03) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company) individually or in the aggregate could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since January 1, 1999 (it being understood and agreed that the portions of such minutes (or drafts thereof) that relate to any Takeover Proposal (as defined in Section 4.02(a)) made prior to the date of this Agreement have been redacted).

          (b)  Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule
               -------------
lists each subsidiary of the Company. All the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock or other equity or voting interests of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

          (c)  Capital Structure.  (i) The authorized capital stock of the
               ------------------
Company consists of 250,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on April 17, 2001, (i) 19,542,107 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any subsidiary of the Company, (ii) 4,000 shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued or outstanding or were held by the Company in its treasury, (iv) 10,095,219 shares of Company Common Stock were reserved and available for issuance pursuant to the Amended and Restated 1996 Omnibus Stock Plan, the 2000 Stock Option and Incentive Plan and the 2000 Non-Employee Director Stock Option Plan (collectively, the "Company Stock Plans"), of which 5,157,110 shares were subject to issued and outstanding options under the Company Stock Plans and (v) 1,339,342 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Employee Stock Purchase Plan (the "ESPP") of which no more than 100,000 shares of Company Common Stock were subject to outstanding purchase rights under the ESPP. The Company has delivered to Parent a complete and correct list, as of the close of business on April 17, 2001, of all outstanding stock options or other rights to purchase Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Stock Options"), the number of shares of Company Common Stock subject to each such Stock Option, the grant dates and exercise prices and vesting schedule of each such Stock Option and the names of the holders thereof. Other than the Stock Options and rights under the ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, or on a deferred basis or otherwise. As of the close of business on April 17, 2001, there were outstanding Stock Options to purchase 2,236,710 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options was equal to approximately $1.65. The maximum number of shares of Company Common Stock that could be purchased with accumulated payroll deductions under the ESPP as of April 30, 2001 (assuming for such purpose that the fair market value of a share of Company Common Stock on such date is equal to the Merger Consideration) is 77,003.

          (ii) Except as set forth above, as of the close of business on April 17, 2001, no shares of capital stock or other voting securities of the Company, or options, warrants or other rights to acquire or receive any such stock or securities were issued, reserved for issuance or outstanding. Since April 17, 2001, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options or rights under the ESPP, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company, other than for rights that may have arisen under the ESPP. There are no outstanding stock appreciation rights or other rights (other than rights that may have arisen under the ESPP) that are linked to the price of the Company Common Stock that were not granted in tandem with a related Stock Option.

          (iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as expressly permitted under Section 4.01(a), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. As of the date of this Agreement, the Original Shares (as such term is defined in the Stockholders Agreement) represent more than 50% of the shares of Company Common Stock outstanding. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of any of its subsidiaries. The Company is not a party to any voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries and, to the knowledge of the Company (which, for purposes of this representation and warranty, is limited to the actual knowledge of the chief executive officer or the chief financial officer of the Company), as of the date of this Agreement, there are no irrevocable proxies and no other voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ----------------------------
corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(r)), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement,
(iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement and (vi) approving the Stockholders Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license (each, a "Contract") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law, (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company,
(y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

          (e)  SEC Documents.  The Company has filed with the SEC, and has
               --------------
heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since July 26, 2000 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of the Company is required to file any form, report or other document with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a "Filed SEC Document") has been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Documents complied, when filed, or will comply, when filed, in each case as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented or will present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company.

          (f)  Information Supplied.  None of the information included  or
               ---------------------
incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (g)  Absence of Certain Changes or Events.  Since the date of the most
               -------------------------------------
recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse effect on the Company or any state of facts, change, development, effect or occurrence that could reasonably be expected to result in a material adverse effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (iv) (w) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation prior to the date of this Agreement in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made prior to the date of this Agreement in the ordinary course of business consistent with past practice, in each case to any current or former director, officer, employee or consultant, (x) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, (y) any entry by the Company or any of its subsidiaries into, or any amendment of, (A) any employment, deferred compensation, severance, termination, indemnification or consulting agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand or (B) any agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Stockholders Agreement (all such agreements under this clause (y), collectively, "Benefit Agreements"), or
(z) any amendment to, or modification of, any Stock Option, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, (vi) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable law, (vii) any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (viii) any revaluation by the Company of any of its material assets or (ix) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(p)) or rights thereto.

          (h)  Litigation.  There is no suit, claim, action, investigation or
               -----------
proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company.

          (i)  Contracts.  None of the Company or any of its subsidiaries is a
               ----------
     party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

          (i) Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

          (ii) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

          (iii) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

          (iv) Contract with (i) any shareholder of the Company or any of its subsidiaries, (ii) any affiliate of the Company or any of its subsidiaries,
     (iii) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than employment agreements referred to in Section 3.01(k));

          (v) license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

          (vi) Contract under which the Company or any of its subsidiaries has incurred any indebtedness that is currently owing or given any guarantee in respect of indebtedness;

          (vii) Contract creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

          (viii) material Contract that requires consent of or notice to a third party in the event of or with respect to the Merger or the transactions contemplated by the Stockholders Agreement, including in order to avoid termination of or loss of material benefit under any such Contract;

          (ix)   Contract providing for payments of royalties to third parties;

          (x) Contract granting a third party any license to Intellectual Property, other than Contracts granting licenses to end-user customers for their internal use or solely as necessary for such customers to use the Company's products and services;

          (xi) Contract providing confidential treatment by the Company or any of its subsidiaries of third party information, other than (i) non-disclosure agreements entered into by the Company in the ordinary course of business or (ii) confidentiality agreements entered into prior to the date of this Agreement with respect to Takeover Proposals made prior to the date of this Agreement;

          (xii) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services (other than any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)));

          (xiii) Contract that requires any consent (including any consent to assignment), approval, authorization, qualification or order of any Governmental Entity or other third party in connection with this Agreement and the consummation of the transactions contemplated hereby; or

          (xiv) Contract which (i) has aggregate future sums due from the Company or any of its subsidiaries in excess of $50,000 and is not terminable by the Company or such subsidiary for a cost of less than $50,000 or (ii) is entered into prior to the date of this Agreement and is otherwise material to the business of the Company and its subsidiaries, taken as a whole, or as presently conducted or as proposed to be conducted.

Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries knows of any circumstances that are reasonably likely to occur that could reasonably be expected to materially adversely affect its ability to perform its obligations under any material Contract.

          (j)  Compliance with Laws.  The Company and its subsidiaries are, and
               ---------------------
since December 31, 1998 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 31, 1998, a notice or other written communication alleging a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Merger, in and of itself, could not reasonably be expected to cause the revocation or cancelation of any such Permit, which revocation or cancelation could reasonably be expected to have a material adverse effect on the Company.

          (k)  Absence of Changes in Benefit Plans; Employment Agreements; Labor
               -----------------------------------------------------------------
Relations.  Except as disclosed in the Filed SEC Documents, since the date of
----------
the most
recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries (collectively, "Benefit Plans") or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan that is a Pension Plan (as defined in Section 3.01(m)), or any material change in the manner in which contributions to any such Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, neither the Company nor any of its subsidiaries is party to any Benefit Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since December 31, 1998, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l)  Environmental Matters.  Except to the extent that the inaccuracy
               ----------------------
of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company, (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below); and (ii) there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, the Company or any of its Subsidiaries in connection with any Environmental Law. As used in this Agreement, the term "Environmental Laws" shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety. As used in this Agreement, the term "Hazardous Substances" shall mean any explosive or radioactive substances or materials, any toxic or hazardous substances or materials, including asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials regulated under any Environmental Law.

          (m)  ERISA Compliance.  (i)  Section 3.01(m)(i) of the Company
               -----------------
Disclosure Schedule contains a list of all Benefit Plans, including without limitation each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended "ERISA")) and "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"). The Company has provided or made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (4) each trust agreement and group annuity contract relating to any Benefit Plan and (5) the most recent IRS determination letter for each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code. Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA, the Code, and all other applicable laws, whether Federal, state or local, domestic or foreign, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All Pension Plans intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked (or, to the knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent determination letter or application therefor relating to any such Pension

Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA.

          (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA.

          (iii) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "Welfare Plan"), there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code. The Company and its subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

          (iv) No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Benefit Agreement as a result of the transactions contemplated by this Agreement or the Stockholders Agreement or any benefits under any Benefit Plan or Benefit Agreement the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

          (v) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except for failures to file or distribute that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. The Company has received no notice of, and to the knowledge of the

     Company, there are no pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a material adverse effect on the Company.

          (vi) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made by the Company or any of its subsidiaries as of the date of this Agreement in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

          (vii) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its subsidiaries or any of their employees has engaged that could subject the Company, its subsidiaries or any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA, other than such taxes, penalties or sanctions that individually or in the aggregate could not reasonably be expected to result in a material liability and (B) neither the Company nor, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

          (viii) The Company and its subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its subsidiaries.

            (n)   Taxes.  (i)  Each of the Company and its subsidiaries and each
                  ------
Company Affiliated Group (as defined in clause (x) below) has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, except where the failures so to pay individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

            (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group is currently under audit or examination by any taxing authority, and no written or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries, except for such audits or examinations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company

     Affiliated Group, other than those that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Each deficiency resulting from any audit or examination or any concluded litigation relating to taxes by any taxing authority has been timely paid, except where the failures so to pay individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, in each case other than those that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All assessments for taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group with respect to completed and settled audits or examinations or concluded litigation have been paid. No Federal or state or other material local, domestic or foreign tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group has ever been under audit or examination by any taxing authority. The relevant statute of limitations is closed with respect to the Federal tax returns of the Company and its subsidiaries for all years through December 31, 1995.

          (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due and any other Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

          (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason, except where the inclusions of such income in a taxable period ending after the Effective Time individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

          (vii) Section 3.01(n)(vii) of the Company Disclosure Schedule sets forth for each employee of the Company who holds the title of vice president or above the compensation from the Company or any of its subsidiaries includible in such employee's gross income for each of the 1996 through the 2000 calendar years.

          (viii) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failures so to comply, withhold and pay over individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

          (ix) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (x) As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts. As used in this Agreement, "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

          (o)    Title to Properties.  (i)  The Company and each of its
                 --------------------
subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

          (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

          (p)    Intellectual Property.  (i)  Section 3.01(p) of the Company
                 ----------------------
Disclosure Schedule lists all patents, patent applications, trademarks, tradenames, service marks and registered copyrights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. Attached to Section 3.01(p) of the Company Disclosure Schedule are true and correct copies of all standard forms of license agreements relating to Intellectual Property (as defined below in clause (iii)) of the Company or any of its subsidiaries as of the date of this Agreement, and the Company has provided to Parent true and correct copies of all license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party that deviate from such standard forms in any material respect.

          (ii) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

                (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary to carry on its business as now being conducted;

                (B) none of the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries (provided, however, that with
                                              --------  -------
          respect to the foregoing as it relates to infringement by the Company of validly issued patents of third parties, such representation is limited to the knowledge of the Company);

                (C) there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and the Company has not been notified of, any possible infringement by the Company or any of its subsidiaries on or other violation of the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

                (D) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or any of its subsidiaries;

               (E) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Intellectual Property of the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any such Intellectual Property, and no such claim has been asserted or threatened;

               (F) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right, other than under certain contracts and agreements, the material ones of which are set forth on Section 3.01(p) of the Company Disclosure Schedule, that provide for their termination upon a change of control of the Company;

               (G) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use the source code to create Derivative Works (as defined below) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

               (H) the Company and each of its subsidiaries has taken commercially reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no such rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

               As used in this Agreement, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. As used in this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

          (iii) As used in this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

          (q)  State Takeover Statutes.  The approval of the Merger and the
               ------------------------
Stockholders Agreement and the transactions contemplated thereby by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution and delivery of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

          (r)  Voting Requirements.  The affirmative vote at the Stockholders
               --------------------
Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement, the Stockholders Agreement or the consummation of the transactions contemplated hereby and thereby.

          (s)  Brokers; Schedule of Fees and Expenses.  No broker, investment
               ---------------------------------------
banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Stockholders Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth and identified by category of advisor in Section 3.01(s) of the Company Disclosure Schedule.

          (t)  Opinion of Financial Advisor.  The Company has received the
               -----------------------------
written opinion of Morgan Stanley & Co. Incorporated, in customary form to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

          SECTION 3.02.  Representations and Warranties of Parent and Sub.
                         -------------------------------------------------
Parent and Sub represent and warrant to the Company as follows:

          (a)  Organization.  Each of Parent and Sub is a corporation duly
               -------------
     organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

          (b)  Authority; Noncontravention.  Parent and Sub have the requisite
               ----------------------------
     corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent or Sub, (ii) any Contract to which Parent or Sub is party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

          (c)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)  Interim Operations of Sub.  Sub was formed solely for the purpose
               --------------------------
     of engaging in the transactions contemplated by this Agreement, and has engaged in no business other than in connection with the transactions contemplated by this Agreement.


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business by the
                         --------------------       --------------------------
Company.  During the period from the date of this Agreement to the Effective
--------
Time, except as expressly set forth in Section 4.01(a) of the Company Disclosure Schedule, as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their reasonable best efforts to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly set forth in Section 4.01(a) of the Company Disclosure Schedule, as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (A) the issuance of shares of Company Common Stock upon the exercise of Stock Options or rights under the ESPP outstanding on the date of this Agreement and in accordance with their present terms and
     (B) the granting of rights that may arise under the ESPP, as the ESPP is in effect on the date of this Agreement);

          (iii) amend its certificates of incorporation or by-laws (or similar organizational documents);

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof or
     (y) any assets other than inventory, components, raw materials or other immaterial assets in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment and licenses of Intellectual Property to end-user customers for their internal use or solely as necessary for such customers to use the Company's products and services, in each case in the ordinary course of business consistent with past practice;

          (vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) make any new capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which, individually is in excess of $25,000 or, in the aggregate, are in excess of $100,000;

          (viii) (x) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (y) waive, release, grant or transfer any right of material value or (z) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (ix) modify, amend or terminate any material Contract to which the Company or such subsidiary is a party, including any arrangements involving material Intellectual Property, or waive, release or assign any material rights or claims thereunder in a manner that is materially adverse to the Company with respect to the particular Contract in question;

          (x) enter into any Contract material to the Company and its subsidiaries, taken as a whole, not otherwise prohibited by any other provision of this Agreement, including any arrangements involving material Intellectual Property, except for contracts relating to the sale of products or services by the Company entered into in the ordinary course of business consistent with past practice (it being understood and agreed that no Contract (I) pursuant to which the

     Company agrees (A) to accept information of any person on a confidential or trade secret basis without a "residuals" clause in substantially the form of Parent's standard form of "residuals" clause (which has previously been provided by Parent to the Company), (B) not to compete with any person or not to engage in any activities that would substantially limit the Company's ability to compete or engage in competitive activities, (C) not to solicit or attempt to hire, or to hire, any individual or (II) that has a term greater than six months, shall be permitted under this exception);

          (xi) except as required to comply with applicable law or any Contract, Benefit Plan or Benefit Agreement existing on the date of this Agreement, (A) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries any benefit not provided for under any Contract, Benefit Plan or Benefit Agreement other than the payment of cash compensation in the ordinary course of business consistent with past practice, (C) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement;

          (xii)  form any subsidiary of the Company;

          (xiii) enter into any Contract if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

          (xiv) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

          (xv) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or

          (xvi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

          (b)   Certain Tax Matters.  During the period from the date of this
                --------------------
Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct; (ii) the Company and each of its subsidiaries will timely pay all taxes shown as due on such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision that could reasonably be expected to have a material adverse effect on the Company's or any of its subsidiaries' tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

          (c)  Advice of Changes; Filings.  The Company and each of its
               ---------------------------
subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a material adverse effect on the Company. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

          (d)  Other Actions.  Neither the Company nor its Board of Directors
               --------------
shall take any action that would, or that could reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement (including pursuant to the option to purchase Subject Shares granted under Section 3 thereof) or deprive Parent of any material right or benefit to which it is entitled under the Stockholders Agreement. The covenants and agreements of the Company relating to the Stockholders Agreement contained in this Section 4.01(d) shall survive termination of this Agreement.

          SECTION 4.02.  No Solicitation.  (a)  The Company shall not, nor shall
                         ----------------
it permit any of its subsidiaries to, or authorize any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however,
                                                            --------  -------
that the Company may, if the Board of Directors of the Company determines in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law and subject to compliance with Section 4.02(c), participate in discussions regarding such Takeover

Proposal and furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation in any material respect of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

          The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause
(A) above, in each case other than the transactions contemplated by this Agreement or the Stockholders Agreement.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action, unless the Board of Directors or a committee thereof determines in good faith, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or resolve or agree to take any such action.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that in no event shall the Company or
                     --------  -------
its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).


                                   ARTICLE V

                             Additional Agreements
                             ---------------------

          SECTION 5.01.  Preparation of the Proxy Statement; Stockholders
                         ------------------------------------------------
Meeting.  (a)  As promptly as practicable following the date of this Agreement,
--------
the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy

Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall
(i) provide Parent an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

          (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it. The Company shall cause the Stockholders Meeting to be held as promptly as practicable after the date of this Agreement. Subject to Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

          SECTION 5.02.  Access to Information; Confidentiality.  The Company
                         --------------------------------------
shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of PricewaterhouseCoopers LLP). Except as required by law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

          SECTION 5.03.  Reasonable Best Efforts; Notification.  (a)  Upon the
                         --------------------------------------
terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by an Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby or thereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

          (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the
                  --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification
                                --------  -------
shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement at the sole expense of Parent.

          SECTION 5.04.  Stock Options.  (a) As soon as practicable following
                         --------------
the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

          (i) adjust the terms of all outstanding Stock Options (other than Non-Employee Options (as defined below)), whether vested or unvested, as necessary to provide that, at the Effective Time, each such Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the number of shares of Parent common stock, par value $0.20 per share ("Parent Common Stock") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by a fraction (the "Option Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs, at an exercise price per share of Parent Common Stock equal to (A) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the Option Exchange Ratio (each, as so adjusted, an "Adjusted Option"), provided that such exercise price shall be rounded up to the nearest whole
     --------
     cent;

          (ii) adjust the terms of all outstanding Stock Options held by individuals other than current or former employees of the Company ("Non-Employee Options"), whether vested or unvested, as necessary to provide that at the Effective Time, each Non-Employee Option outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount of cash equal to the excess, if any, of
     (A) the product of (1) the number of shares of Company Common Stock subject to such Non-Employee Option and (2) the Merger Consideration, over (B) the product of (1) the number of shares of Company Common Stock subject to such Non-Employee Option and (2) the per share exercise price of such Non-Employee Option; and

        (iii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

          (d) As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

          (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options (other than Non-Employee Options) appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

          (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

          (g) Except as otherwise contemplated by this Section 5.04 and except to the extent required under the respective terms of the Stock Options or Company Stock Plans, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the

Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

          SECTION 5.05.  Indemnification, Exculpation and Insurance.  (a) Parent
                         -------------------------------------------
and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent otherwise dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

          (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement; provided that Parent may substitute therefor policies of a reputable insurance
--------
company the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); provided, however, that in no event shall
                                     --------  -------
Parent be required to pay aggregate premiums for insurance under this Section 5.05(c) in excess of 200% of the amount of the aggregate premiums paid by the Company in 2001 on an annualized basis for such purpose (which 2001 annualized premiums are hereby represented and warranted by the Company to be $333,580) (the "Maximum Premium"), provided that Parent shall nevertheless be obligated to provide such
           --------
coverage as may be obtained for such 200% amount. If the existing or substituted directors' and officers' liability insurance expires or is terminated or canceled during such six-year period, Parent will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.

          (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.06.  Fees and Expenses.  All fees and expenses incurred in
                         ------------------
connection with this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          SECTION 5.07.  Employee Matters.  (a)  Following the Effective Time,
                         -----------------
the Surviving Corporation shall honor, or cause to be honored, all obligations of the Company and its subsidiaries under Benefit Agreements and Benefit Plans in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such Benefit Agreements and Benefit Plans in accordance with the terms thereof and with applicable law or from terminating the employment of any employee of the Company or its subsidiaries at any time following the Effective Time.

          (b) The Company shall amend the ESPP on the date of this Agreement to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (ii) no offering periods shall be commenced after the date of this Agreement, (iii) each participant's outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate immediately prior to the Effective Time in exchange for a cash payment in an amount equal to the excess, if any, of (A) the product of
(1) the number of shares of Company Common Stock that could have been purchased with such participant's accumulated payroll deductions immediately prior to the Effective Time (the "Applicable ESPP Shares") at the applicable option price determined in accordance with the terms of the ESPP (the "Applicable ESPP Price") and (2) the Merger Consideration, over (B) the product of the number of Applicable ESPP Shares and the Applicable ESPP Price and (iv) the ESPP shall terminate at the Effective Time.

          SECTION 5.08.  Public Announcements.  Parent and Sub, on the one hand,
                         ---------------------
and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press releases to be issued by Parent and the Company with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in a form agreed to by the parties.

          SECTION 5.09.  Closing Date Balance Sheet.  The Company shall prepare
                         ---------------------------
and deliver to Parent prior to Closing (i) an unaudited consolidated balance sheet of the Company as of the last business day of the most recently completed full month ending immediately preceding the Closing Date (or, if the Closing Date is before the 15th day of the month, as of the last business day of the month immediately preceding the most recently completed full month ending immediately preceding the Closing Date), which balance sheet shall be prepared in accordance with GAAP (except as permitted by Form 10-Q of the SEC) and on a basis consistent with the unaudited balance sheets of the Company included in the SEC Documents and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof, and (ii) the Company's best estimate (using actual data through at least the end of the third business day immediately preceding the Closing Date) of closing account information for all line items that would appear on a consolidated balance sheet of the Company other than deferred revenue and line items relating to stockholders' equity (deficit) as of the business day immediately preceding the Closing Date. The Company shall provide to

Parent any information and back-up materials (including bank account information) reasonably requested by Parent with respect thereto.


                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

          SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  The Stockholder Approval shall have been
               ---------------------
     obtained.

          (b)  Antitrust.  Any waiting period (and any extension thereof)
               ----------
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c)  No Injunctions or Legal Restraints.  No temporary restraining
               -----------------------------------
     order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

          SECTION 6.02.  Conditions to Obligations of Parent and Sub.  The
                         --------------------------------------------
obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

          (b)  Performance of Obligations of the Company. The Company shall have
               ------------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  No Litigation.  There shall not be pending any suit, action or
               --------------
     proceeding brought by any Governmental Entity or any other third party (in the case of any such other third party, excluding suits, actions and proceedings based on state law fiduciary duty claims) (i) challenging or seeking to restrain or prohibit the consummation of the Merger; or (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to impose material limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company; or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries.

          (d)  Legal Restraint.  No Legal Restraint that could reasonably be
               ----------------
     expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

          SECTION 6.03.  Conditions to Obligation of the Company.  The
                         ----------------------------------------
obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b)  Performance of Obligations of Parent and Sub. Parent and Sub
               ---------------------------------------------
     shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          SECTION 6.04.  Frustration of Closing Conditions. None of the Company,
                         ----------------------------------
Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, as required by and subject to Section 5.03.


                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated, and the
                         ------------
Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

          (a)  by mutual written consent of Parent, Sub and the Company;

          (b)  by either Parent or the Company:

               (i) if the Merger shall not have been consummated by September 1, 2001 for any reason; provided, however, that the right to terminate
                                  --------  -------
          this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (ii)  if any Legal Restraint having the effect set forth in
          Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent;

          (c) by Parent (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

          (d) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company.

          SECTION 7.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s),

4.01(d) the last sentence of Section 5.02, Section 5.06, this Section 7.02 and
Article VIII and except to the extent that such termination results from a wilful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been
               --------  -------
obtained, there shall be made no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has
                  --------  -------
been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.


                                 ARTICLE VIII

                              General Provisions
                              ------------------

          SECTION 8.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub, to:

               International Business Machines Corporation
               New Orchard Road
               Armonk, NY 10504

               Attention:  David L. Johnson


               with copies to:

               International Business Machines Corporation
               New Orchard Road
               Armonk, NY 10504

               Attention:  Gregory C. Bomberger, Esq.

               and

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Attention:  Scott A. Barshay, Esq.


          if to the Company, to:

               Mainspring, Inc.
               One Main Street
               Cambridge, MA 02142

               Attention:  President and
                           Chief Executive Officer

               with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA 02110

               Attention:  John Hession, Esq.
                           Kathy Fields, Esq.

          SECTION 8.03.   Definitions.  As used in this Agreement:
                          ------------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any officer of the Company has actual knowledge of such matter;

          (c) "material adverse effect" on or with respect to the Company means any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, other than any state of facts, change, development, effect or occurrence principally attributable to (i) the economy in general or the strategic consulting market in general and not specifically relating to the Company or any of its subsidiaries,
     (ii) any litigation against the Company arising out of the transactions contemplated by this Agreement or (iii) (x) any cancelation or modification of client engagements or (y) any decline or delay in demand for the products and services offered by the Company, in each of cases (x) and (y) resulting from the announcement or existence of this Agreement;

          (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (e) a "subsidiary" of any person means another person of which more than 50% of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person.

          SECTION 8.04.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When ever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

          SECTION 8.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and under standings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto any rights or remedies.

          SECTION 8.07.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                     INTERNATIONAL BUSINESS
                                     MACHINES CORPORATION,

                                       by /s/ David L. Johnson
                                         --------------------------------
                                         Name: David L. Johnson
                                         Title: Vice President Corporate
                                                Development


                                     WATERFALL ACQUISITION CORP.,

                                       by /s/ David L. Johnson
                                         --------------------------------
                                         Name: David L. Johnson
                                         Title: President


                                     MAINSPRING, INC.,

                                       by /s/ John M. Connolly
                                         --------------------------------
                                         Name: John M. Connolly
                                         Title: President & CEO

                                                                         ANNEX 2

                                                                  EXECUTION COPY



                         STOCKHOLDERS AGREEMENT dated as of April 19, 2001 (this
                    "Agreement"), among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").


               WHEREAS Parent, Waterfall Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Mainspring, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

               WHEREAS each Stockholder owns the number of shares of capital stock of the Company set forth opposite such Stockholder's name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder's "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares"); and

               WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.


               NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

               SECTION 1.  Representations and Warranties of Each Stockholder.
                           ---------------------------------------------------
     Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

               (a)  Organization; Authority; Execution and Delivery;
                    ------------------------------------------------
     Enforceability.  With respect to each Stockholder that is not a natural
     ---------------
     person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite corporate, company or partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by each Stockholder that is not a natural person, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the provisions of this Agreement have been duly authorized by all necessary corporate or other comparable action on the part of such Stockholder and no other corporate or other comparable proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. With respect to each Stockholder that is a natural person and whose Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by such Stockholder with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) with respect to each Stockholder that is not a natural person, the certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Stockholder or its properties or assets, other than, in the case of clauses (ii) and
     (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. With respect to each Stockholder that is a trustee under a trust, no such trust requires any consent that has not been obtained of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

               (b)  The Subject Shares.  Such Stockholder has good and
                    -------------------
     marketable title to the Subject Shares of such Stockholder set forth opposite its name on Schedule A hereto, free and clear of any Liens. Other than as set forth on Schedule A hereto, such Stockholder does not own (of record or beneficially) any shares of capital stock of the Company or any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares that would in any way limit the ability of such Stockholder to perform its obligations under this Agreement.

               SECTION 2.  Representations and Warranties of Parent.  Parent
                           -----------------------------------------
     hereby represents and warrants to the Stockholders as follows: Parent has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization (with respect to each Stockholder that is not a natural person), execution and delivery by each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent, (ii) any Contract to which Parent is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement or the compliance by Parent with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. Any Subject Shares purchased by Parent pursuant to this Agreement will be acquired for investment purposes only and not with a view to any public distribution thereof, and Parent shall not offer to sell or otherwise dispose of any Subject Shares so acquired by it in violation of any of the registration or prospectus delivery requirements of the Securities Act.

               SECTION 3.  Covenants of Each Stockholder.  Each Stockholder,
                           ------------------------------
     severally and not jointly, covenants and agrees as follows:

               (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

               (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to), any of the following: (i) any Takeover Proposal or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stock holders, which amendment or other proposal, action or transaction would prevent or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or change in any manner the voting rights of the Company Common Stock (collectively,

     "Frustrating Transactions"). Such stockholders shall not commit to or agree to take any action inconsistent with the foregoing or that would otherwise facilitate a Frustrating Transaction.

               (c) Such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its vote, consent or other approval sought in connection with the adoption by the stockholders of the Company of the Merger Agreement or the approval of the Merger or the other transactions contemplated by the Merger Agreement (and if entered into or executed, any such voting arrangement, voting agreement or other agreement shall not be effective), and shall not commit or agree to take any of the foregoing actions, other than pursuant to this Agreement. Such Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject Shares in a voting trust.

               (d) Each Stockholder hereby grants to Parent an irrevocable option to purchase any or all the Subject Shares of such Stockholder, at any time or from time to time after a Takeover Proposal has been made, for a purchase price equal to $4.00 per share in cash (the "Parent Option Price").

               (e) Such Stockholder shall not, nor shall such Stockholder permit any of its subsidiaries to, or authorize or permit any director, officer, employee or general partner of such Stockholder or any of its subsidiaries, or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or other Frustrating Transaction or any inquiries or the making of any proposal that constitutes a Takeover Proposal or other Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or other Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Takeover Proposal or other Frustrating Transaction. Without limiting the foregoing, it is understood that any violation in any material respect of the restrictions set forth in the preceding sentence by any director, officer, employee or general partner of, or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries, whether or not such Person is purporting to act on behalf of such Stockholder, shall be deemed to be a violation of this Section 3(e) by such Stockholder. Such Stockholder shall promptly advise Parent orally and in writing of any Takeover Proposal or inquiry made to such Stockholder with respect to any Takeover Proposal or other Frustrating Transaction.

               (f) Such Stockholder shall not, nor shall such Stockholder permit any of its subsidiaries to, or authorize or permit any director, officer, employee or general partner of such Stockholder or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

               (g) Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under
     Section 262 of the DGCL or other applicable law in connection with the Merger.

               SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.
                           -------------------------------------------------
     (a) Each Stockholder, during the term of this Agreement, hereby irrevocably grants to, and appoints, Parent and David S. Hershberg, its Vice President--Assistant General Counsel, Andrew Bonzani, its Assistant Secretary and Senior Counsel and David L. Johnson, its Vice President of Corporate Development, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or other Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

               (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

               (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

               SECTION 5.  Further Assurances.  Such Stockholder shall use its
                           -------------------
     reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. No Stockholder shall commit or agree to take any action that would in any way limit the ability of such Stockholder to perform its obligations under this Agreement. Without limiting the generality of the foregoing, each Stockholder shall, from time to time, exe cute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including with respect to any purchase of Subject Shares by Parent pursuant in Section 3(d) and the grant of the proxies set forth in Section 4.

               SECTION 6.  Certain Events.  Each Stockholder agrees that this
                           ---------------
     Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares and the number of Subject Shares listed on Schedule A hereto opposite the name of each Stockholder and the Parent Option Price shall be adjusted appropriately.
     In addition, in the event that any Stockholder acquires any additional shares of capital stock of the Company or other voting securities of the Company (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto opposite the name of such Stockholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Stockholder (including through the exercise of any warrants, stock options or similar instruments).

               SECTION 7.  Assignment.  Neither this Agreement nor any of the
                           -----------
     rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that (x) Parent may, in its sole discretion, assign any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent and (y) if Parent reasonably believes that it is impracticable or financially disadvantageous as a result of circumstances arising after the date of this Agreement for Parent to exercise the option to purchase Subject Shares granted in Section 3(d) (including as a result of any stockholders' rights plan or similar arrangement), Parent may assign any of or all its rights, interests and obligations under Section 3(d) to the extent necessary to eliminate such impracticability or financial disadvantage, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

               SECTION 8.  Termination.  This Agreement shall terminate upon (x)
                           ------------
     the Effective Time, (y) the termination of the Merger Agreement (if terminated by Parent) or (z) 45 days after the termination of the Merger Agreement if the Merger Agreement is otherwise terminated (other than with respect to Sections 3(a), (b), (e), (f), (g) and 4, which will terminate if the Merger Agreement terminates). No termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

               SECTION 9.  General Provisions.  (a)  Amendments.  This Agreement
                           -------------------       -----------
     may not be amended except by an instrument in writing signed by all of the parties hereto.

               (b)  Notices.  All notices, requests, clauses, demands and other
                    --------
     communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders (including the Representative) at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

               (c)  Interpretation.  When a reference is made in this Agreement
                    ---------------
     to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

               (d)  Counterparts; Effectiveness.  This Agreement may be executed
                    ----------------------------
     in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

               (e)  Entire Agreement; No Third-Party Beneficiaries.  This
                    -----------------------------------------------
     Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

               (f)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    --------------
     CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

               (g)  Severability.  If any term or other provision of this
                    -------------
     Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 10.  Enforcement.  The parties agree that irreparable
                            ------------
     damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
     (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

               SECTION 11.  Stockholder Capacity.  No person executing this
                            ---------------------
     Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company in exercising his or her rights under the Merger Agreement.

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                            INTERNATIONAL BUSINESS MACHINES CORPORATION,

                            by
                                /s/ David L. Johnson
                            ----------------------------------
                              Name:  David L. Johnson
                              Title:  Vice President, Corporate
                                     Development


                            STOCKHOLDERS:

                            Bain & Company, Inc.


                              /s/ Leonard C. Barnes
                            -------------------------------
                              Name: Leonard C. Barnes
                              Title: Authorized Representative


                              /s/ Bruce A. Barnet
                            ------------------------------
                              Name: Bruce A. Barnet



                              /s/ Lawrence P. Begley
                            ------------------------------
                              Name: Lawrence P. Begley


                            Chase Venture Capital Associates L.P.


                              /s/ Jeffrey Walker
                            ----------------------------
                              Name:  Jeffrey Walker
                              Title: Authorized Representative



                              /s/ John M. Connolly
                            ----------------------------
                              Name: John M. Connolly

                            Crosslink Crossover Fund III, L.P.
                              By: Crossover Fund III Management,
                                  L.L.C., Its General Partner

                            By: /s/ Anthony P. Brenner
                            -------------------------------
                              Anthony P. Brenner, Managing Member


                            Offshore Crosslink Crossover Fund III Unit Trust
                              By: Crossover Fund III Management,
                                  L.L.C., Its Managing Member

                            By: /s/ Anthony P. Brenner
                            -------------------------------
                              Anthony P. Brenner, Managing Member


                            Crosslink Omega Ventures III, L.L.C.
                              By: Crosslink Omega III Holdings,
                                  L.L.C., Authorized Signatory


                            By: /s/ Anthony P. Brenner
                            -------------------------------
                              Anthony P. Brenner, Managing Member


                            Crosslink Offshore Omega Ventures III (a Cayman Islands Unit Trust)
                            By: Crosslink Omega III Holdings,
                                L.L.C., Authorized Signatory

                            By: /s/ Anthony P. Brenner
                            -------------------------------
                              Anthony P. Brenner, Managing Member


                            Delta Growth Fund, L.P,
                              By: Delta Growth Management, Inc.

                            By: /s/ Michael J. Stark
                            --------------------------------
                              Michael J. Stark, Managing Member


                              /s/ Anthony P. Brenner
                            ------------------------------
                              Name: Anthony P. Brenner

                            E-Squam Investors I, L.P.
                              By: E-GPI, Inc., its General Partner

                              /s/ David Curley
                            ------------------------------
                              Name: David Curley
                              Title: Authorized Representative


                            The Flatiron Fund LLC


                              /s/ Jerry Colonna
                            --------------------------------
                              Name: Jerry Colonna
                              Title: Managing Member


                            Flatiron Fund 1998/1999 LLC


                              /s/ Jerry Colonna
                            --------------------------------
                              Name: Jerry Colonna
                              Title: Managing Member


                            Flatiron Associates, LLC


                              /s/ Jerry Colonna
                            --------------------------------
                              Name: Jerry Colonna
                              Title: Managing Member


                            Greylock Equity Limited Partnership
                              By: Greylock Equity GP Limited Partnership, its
                                 General Partner

                            By: /s/ William S. Kaiser
                            ----------------------------------
                              Name: William S. Kaiser
                              Title: Authorized Representative

                            Highland Capital Partners II Limited Partnership
                              By: Highland Management Partners II Limited
                                  Partnership, its General Partner

                            By: /s/ Paul A. Maeder
                            --------------------------------
                              Name: Paul A. Maeder
                              Title: General Partner


                              /s/ Paul A. Maeder
                            --------------------------------
                              Name: Paul A. Maeder


                            Reed Elsevier Inc.


                            By: /s/ Marc Teren
                            --------------------------------
                              Name: Marc Teren
                              Title: Executive Vice President


                              /s/ Mark A. Verdi
                            --------------------------------
                              Name:  Mark A. Verdi


                              /s/ Carmine Verdi
                            --------------------------------
                              Name:  Carmine Verdi


                              /s/ Alei Verdi
                            --------------------------------
                              Name:  Alei Verdi


                              /s/ Kris Vanwezel
                            --------------------------------
                              Name:  Kris Vanwezel


                              /s/ Jami Vanwezel, Minor by Kris Vanwezel
                            -------------------------------------------
                              Name:  Jami Vanwezel, Minor by Kris Vanwezel


                              /s/ Jordan Vanwezel, Minor by Kris Vanwezel
                            ---------------------------------------------
                              Name:  Jordan Vanwezel, Minor by Kris Vanwezel


                              /s/ Robert Vanwezel
                            ----------------------------------
                              Name:  Robert Vanwezel

                              /s/ Lee Spirer
                            ------------------------------------
                              Name:  Lee Spirer


                              /s/ Julie Donahue
                            ------------------------------------
                              Name:  Julie Donahue


                              /s/ Ruth Habbe
                            ------------------------------------
                              Name:  Ruth Habbe


                              /s/ Joseph L. Gagnon
                            ------------------------------------
                              Name:  Joseph L. Gagnon


                              /s/ Ming Tsai
                            ------------------------------------
                              Name:  Ming Tsai


                              /s/ Eric R. Pelander
                            ------------------------------------
                              Name:  Eric R. Pelander


                              /s/ Randall S. Hancock
                            ------------------------------------
                              Name:  Randall S. Hancock


                              /s/ Ellen G. Carberry
                            ------------------------------------
                              Name:  Ellen G. Carberry


                            Massachusetts Institute of Technology


                            By: /s/ Allan S. Bufferd
                            ------------------------------------
                              Name:  Allan S. Bufferd
                              Title:  Treasurer

                                                                         ANNEX 3

                                                  April 18, 2001

Board of Directors
Mainspring, Inc.
One Main Street

Cambridge, MA 02142

Gentlemen:

We understand that Mainspring, Inc. ("Mainspring" or the "Company"), International Business Machines Corporation ("IBM") and Waterfall Acquisition Corp., a wholly owned subsidiary of IBM ("Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 13, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with and into Mainspring. Pursuant to the Merger, Mainspring will become a wholly owned subsidiary of IBM and each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock") of Mainspring, other than shares held in treasury or held by IBM or any affiliate of IBM or as to which dissenters' rights have been perfected, will be converted into the right to receive $4.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and certain related documents.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than IBM and its affiliates).

For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of Mainspring;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning Mainspring prepared by the management of Mainspring;

     (iii) reviewed certain financial forecasts prepared by the management of Mainspring;

     (iv) discussed the past and current operations and financial condition and the prospects of Mainspring with senior executives of Mainspring;

     (v) reviewed the reported prices and trading activity for the Company Common Stock;

     (vi) compared the financial performance of Mainspring and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) had limited participation in discussions and negotiations among representatives of Mainspring and IBM and their legal advisors;

     (ix)    reviewed the draft Merger Agreement and certain related documents;
             and

     (x) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Mainspring in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Mainspring and IBM and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of Mainspring only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Mainspring in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Mainspring should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than IBM and its affiliates).

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED


                              By:   /s/ Lance L. Hirt
                                    ___________________________________
                                    Lance L. Hirt
                                    Principal

                                                                         ANNEX 4

                       DELAWARE GENERAL CORPORATION LAW



SEC. 262 APPRAISAL RIGHTS.



     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof ;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section
     228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.